UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
__________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IMH Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
_______________________________________________________________

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M 480.840.8400 F 480.840.8401
7001 N. Scottsdale Rd, Suite 2050
Scottsdale, Arizona 85253

On behalf of the Board of Directors, it is my pleasure to invite you to the 2019 Annual Meeting of Stockholders of IMH Financial Corporation to be held at the Hotel du Pont at 11th and Market Streets, Wilmington, DE 19801, on November 19, 2019 at 9:00 am local time.
In accordance with the rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders over the Internet. It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to our stockholders of record on or about October 10, 2019. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials and vote online, by phone or by mail.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters we expect to be acted upon at the Annual Meeting.
It is important that your shares be represented at the Annual Meeting regardless of the size of your securities holdings. Whether or not you plan to attend the Annual Meeting in person, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares online, by mail or by phone. If you plan to attend the Annual Meeting in person, you will be required to present valid photo identification for admittance.
Sincerely,
Lawrence D. Bain
Interim Chief Executive Officer and Co-Chairman of the Board of Directors
October 10, 2019

IMH FINANCIAL CORPORATION

Table of Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS    2
INTRODUCTION    3
GENERAL INFORMATION ABOUT VOTING    3
PROPOSAL ONE: ELECTION OF DIRECTORS    6
CORPORATE GOVERNANCE    10
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    14
PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF JUNIPER INVESTMENT ADVISORS, LLC TO SERVE AS A NON-DISCRETIONARY ASSET MANAGER    15
AUDIT COMMITTEE REPORT    15
EXECUTIVE OFFICERS    16
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK    23
RELATED PARTY TRANSACTIONS    25
SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING    32
ANNUAL REPORTS    32
SOLICITATION OF PROXIES    32
OTHER MATTERS    32

IMH Financial Corporation
7001 N. Scottsdale Road
Suite 2050
Scottsdale, Arizona 85253
______________________

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
To Be Held on November 19, 2019
______________________

The Annual Meeting of Stockholders of IMH Financial Corporation, a Delaware corporation, will be held on November 19, 2019 at the Hotel du Pont at 11th and Market Streets, Wilmington, DE 19801, beginning at 9:00 am local time. The matters to be considered and voted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying proxy statement, are:

(1)
to elect as directors the four (4) individuals nominated by our Board of Directors, each to serve until the 2020 annual meeting of stockholders or until such time as their successors are duly elected and qualified;

(2)	to consider and vote upon a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(3)
to consider and vote upon a proposal to ratify the appointment of Juniper Investment Advisors, LLC (“Juniper Advisors”), an SEC-registered investment adviser, to serve as a non-discretionary investment manager with respect to certain assets of the Company pursuant to the Non-Discretionary Investment Advisory Agreement, a copy of which is appended to the Proxy Statement as Exhibit A (the “Advisory Agreement”).

The Board of Directors has fixed September 27, 2019 as the record date for the Annual Meeting. Only holders of record of our Common Stock and Preferred Stock with voting rights as of that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote will be available at the Annual Meeting.
You are entitled to attend the Annual Meeting only if you are a stockholder of the Company on the record date (September 27, 2019) or hold a valid proxy from such a stockholder. You will be required to present valid photo identification for admittance to the Annual Meeting.

By Order of the Board of Directors

Jonathan Brohard
General Counsel and Corporate Secretary
October 10, 2019

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on November 19, 2019, the Proxy Statement, proxy card and annual report on Form 10-K and Form 10-K/A are available, free of charge, at www.envisionreports.com/IMH.

IMH Financial Corporation
7001 N. Scottsdale Road
Suite 2050
Scottsdale, Arizona 85253

PROXY
STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of IMH Financial Corporation, a Delaware corporation (the “Company,” “we,” “our,” and “us”), of proxies to be used at the annual meeting of stockholders of the Company to be held on November 19, 2019 (the “Annual Meeting”) and at any adjournments or postponements to the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on November 19, 2019: This Proxy Statement and our annual report on Form 10-K are available on the internet at www.envisionreports.com/IMH. On this site, you will be able to access this Proxy Statement, our annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2018, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.
GENERAL INFORMATION ABOUT VOTING
Who Can Vote
Record holders of our common and preferred stock with voting rights as of September 27, 2019 are eligible to vote at the Annual Meeting. As of September 27, 2019, we had outstanding (i) 1,909,338 shares of Common Stock, (ii) 3,376,821 shares of Class B-1 Common Stock, (iii) 3,377,953 shares of Class B-2 Common Stock, (iv) 6,912,510 shares of Class B-3 Common Stock, (v) 313,790 shares of Class B-4 Common Stock and (vi) 668,903 shares of Class C Common Stock ((i) through (vi) collectively, the “Common Shares”), 2,604,852 shares of Series B-1 Cumulative Convertible Preferred Stock (the “B-1 Preferred Shares”), 5,595,148 shares of Series B-2 Cumulative Convertible Preferred Stock (the “B-2 Preferred Shares”), 2,352,941 shares of Series B-3 Cumulative Convertible Preferred Stock (the “B-3 Preferred Shares”), and 1,875,000 shares of Series B-4 Cumulative Convertible Preferred Stock (the “B-4 Preferred Shares,” and with the B-1 Preferred Shares, the B-2 Preferred Shares and the B-3 Preferred Shares, collectively referred to as the “Preferred Shares,” and the Preferred Shares with the Common Shares, sometimes collectively referred to herein as “Shares” or “Voting Shares”). Under our by-laws, each Common Share entitles the holder to one vote on all matters entitled to be voted on by holders of our Common Shares. Under the Second Amended and Restated Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock, Series B-2 Cumulative Convertible Preferred Stock, and Series B-3 Cumulative Convertible Preferred Stock, as amended (the “Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation”) and the Certificate of Designation of Series B-4 Cumulative Convertible Preferred Stock (the “B-4 Certificate of Designation”, and collectively with the Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation, the “Series B Certificates of Designation”, both as filed with the Delaware Secretary of State, other than as set forth below, holders of our Preferred Shares vote together as a single class with the holders of our Common Shares and the holders of any other securities issued by the Company that are entitled to vote together with the holders of our Common Shares, with each Preferred Share entitled to such number of votes as are equal to the number of Common Shares into which such Preferred Shares would then be convertible pursuant to the Series B Certificates of Designation which, as of September 27, 2019, the record date for the Annual Meeting, is 195,927 votes. In addition, the Company issued restricted stock grants to certain of our board members, officers and employees pursuant to which such individuals, as of the record date of the Annual Meeting, hold, in the aggregate, an additional 183,262 votes on all matters entitled to be voted on by the holders of our Common Shares.

As of September 27, 2019, the record date for the Annual Meeting: (i) all of the B-1 Preferred Shares were held and have been continuously held since the Series B Original Issue Date (as that term is defined in the Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation) by JCP Realty Partners, LLC, a Delaware limited liability company (“JCP Realty”), and Juniper NVM, LLC, a Delaware limited liability company (“Juniper NVM”, and with JCP Realty, collectively referred to as “Juniper”); (ii) all of the B-2 Preferred Shares were held and have been continuously held since the JPM Acquisition Date (as that term is defined in the Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation) by JPMorgan Chase Funding, Inc., a Delaware corporation (“Chase Funding”); and (iii) all of the B-4 Preferred Shares were held and have been continuously held since the JPM Acquisition Date (as that term is defined in the B-4 Certificate of Designation) by Chase Funding.
Pursuant to the Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation: (i) for so long as Juniper holds 50% or more of the number of shares of B-1 Preferred Shares issued to it on the Series B Original Issue Date, the holders of the B-1 Preferred Shares, voting as a single and separate class, are entitled to vote for the election of one member (the “Series B-1 Director”) of our Board of Directors; (ii) for so long as Chase Funding holds 50% or more of the number of shares of B-2 Preferred Shares it acquired on the JPM Acquisition Date, the holders of the B-2 Preferred Shares, voting as a single and separate class, are entitled to vote for the election of one member of the Board (the “Series B-2 Director”); and (iii) for so long as (x) Juniper holds 50% or more of the number of shares of B-1 Preferred Shares it was issued on the Series B Original Issue Date and (y) Chase Funding holds 50% or more of the number of shares of Series B-2 Preferred Shares it acquired on the JPM Acquisition Date, the holders of our B-1 Preferred Shares and B-2 Preferred Shares, are entitled, voting together as a single and separate class, to vote for the election of one additional independent member of our Board of Directors (the “Series B Independent Director”). Since Juniper holds and has continuously held since the Series B Original Issue Date all of our B-1 Preferred Shares and Chase Funding holds and has continuously held since the JPM Acquisition Date all of our B-2 Preferred Shares: (A) Juniper has the right to designate the Series B-1 Director; (B) Chase Funding has the right to designate the Series B-2 Director; and (C) Juniper and Chase Funding jointly have the right to designate the Series B Independent Director. The Company has received written designations from Juniper and Chase Funding with respect to each of the director positions referenced above and the biographical summaries of each of these three designated directors are included in this Proxy Statement. Accordingly, there are four directors to be elected by the shareholders at the Annual Meeting.
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. We will bear the expense of soliciting proxies for the Annual Meeting, including the mailing cost. In addition to solicitation by mail, our officers or an outside third party of our designation may solicit proxies from stockholders by telephone, e-mail, facsimile or personal interview. While we may compensate such outside third party for its proxy solicitation services, our officers receive no additional compensation for such services but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation services.
How to Vote
As permitted by rules adopted by the Securities and Exchange Commission, the Company is making this Proxy Statement and its annual report available to its stockholders electronically via the Internet. It is anticipated that on or about October 10, 2019 we will mail to our stockholders a “Notice of Internet Availability of Proxy Materials” containing instructions on how to access our 2019 Proxy Statement and annual report and vote online, by phone, in person or by mail. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. If you receive a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow our instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. Choosing to receive your Proxy Materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future Proxy Materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive Proxy Materials by e-mail will remain in effect until you terminate it. Our annual report on Forms 10-K and 10-K/A and this Proxy Statement are available at www.envisionreports.com/IMH. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy or voted by phone or online.
If your shares are held on your behalf by a third party and are registered in the name of that party or other nominee, then that party is the stockholder of record and you are the beneficial owner. As the beneficial owner of those shares, you are entitled to instruct your nominee as to how to vote your shares. If your shares are held by a third party on your behalf and you wish to attend the Annual Meeting in person and vote at the Annual Meeting, you will need to obtain a legal proxy in your name from that third party.
If you do not specify how you want to vote your shares on your proxy card, or you indicate when voting online or by telephone that you wish to vote as recommended by the Board of Directors, and your shares are not designated as broker non-votes (see below), we will vote them FOR (i) the election of all directors as set forth in Proposal One, (ii) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019 as set forth in Proposal Two; and (iii) the ratification of the appointment of Juniper Advisors as a non-discretionary investment manager for certain of our assets as set forth in Proposal Three.
A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Generally, banks and brokers may vote their customers’ shares on proposals considered “routine” and may not vote their customers’ shares on proposals that are not considered “routine” if they have not received voting instructions prior to the time of the voting on the proposals. Proposals One and Three are not considered “routine” matters. Proposal Two is considered a “routine” matter.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s Secretary at the Company’s principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.
Quorum
The holders of a majority of the issued and outstanding Voting Shares present either in person or by proxy at the Annual Meeting will constitute a quorum for the meeting. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the Annual Meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be postponed or adjourned until a quorum has been obtained.
Required Votes
The director nominees receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any Voting Shares present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact in the election of directors, except to the extent that the failure to vote for one or more nominees may result in other nominees receiving a larger number of votes. Stockholders have no right to cumulative voting as to any matter, including the election of directors.
In order to ratify (i) the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019 as described in Proposal Two; and (ii) the appointment of Juniper Advisors as the Company’s non-discretionary investment manager for certain assets of the Company pursuant to the Non-Discretionary Investment Advisory Agreement, a copy of which is appended hereto as Exhibit A (the

“Advisory Agreement”) as described in Proposal Three, the affirmative vote of the holders of at least a majority of the Voting Shares present in person or by proxy at the Annual Meeting is required. The number of shares not voted for approval, broker non-votes and the number of abstention votes cast will be counted as voted against these proposals.
Other Business
We do not intend to bring any business before the Annual Meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.

PROPOSAL ONE:
ELECTION OF DIRECTORS
The Board of Directors currently consists of seven (7) directors: Lawrence D. Bain, Leigh Feuerstein, Dr. Andrew Fishleder, Chad Parson, Michael M. Racy, Lori Wittman and Jay Wolf. All of our current directors are standing for re-election or in the case of the Series B-1 Director (Jay Wolf), Series B-2 Director (Chad Parson) and Series B Independent Director (Lori Wittman), re-designation. Messrs. Wolf and Parson have been properly designated to serve as the Series B-1 Director and Series B-2 Director, respectively, for the upcoming year. Ms. Wittman has been properly designated to serve as the Series B Independent Director. Accordingly, only four of the seven available positions on the Board of Directors are subject to election at the Annual Meeting. The Board of Directors has nominated all four current directors standing for re-election and recommends that they be elected to hold office until the next annual meeting of stockholders or their successors are duly elected and qualified.
If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend. Information regarding the nominees is set forth below. The four nominees receiving the greatest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the four nominees listed below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTORS
The Board has recommended the following persons as nominees for election as directors at the Annual Meeting:

Name	First Year as Director	Age	Position
Lawrence D. Bain	2014	69	Co-Chairman of the Board of Directors and Interim Chief Executive Officer
Leigh Feuerstein	2014	47	Director and Chair of the Audit Committee
Dr. Andrew Fishleder	2014	66	Director
Michael M. Racy	2014	57	Director

Lawrence D. Bain has served as our chief executive officer and chairman of the board since July 2014 pursuant to an employment agreement entered into between the Company and Mr. Bain. That employment agreement expired on July 24, 2019 at which time Mr. Bain ceased serving as our chief executive officer and chairman of the board. Subsequently, on July 30, 2019, the Company entered into a Consulting Services Agreement with ITH Partners, LLC, a Nevada limited liability company (“ITH”), for which Mr. Bain serves as managing partner, pursuant to which the Board appointed Mr. Bain to serve as a director filling the vacancy on the Board created when Mr. Bain’s employment terminated and he stepped down from the Board of Directors. Mr. Bain will serve as Co-Chairman and Interim Chief Executive Officer of the Company until his service as such is terminated by the Board of Directors, which can be at any time. Mr. Bain will affiliate with Juniper Advisors, the Company’s non-discretionary investment manager, upon termination of his service as Interim Chief Executive Officer and Co-Chairman of the Board of the Company. On September 3, 2019, Mr. Parson entered into an Executive Employment Agreement pursuant to which he will serve as the Company’s Chief Executive Officer and Chairman of the Board, effective as of November 1, 2019. Accordingly, Mr. Bain will no longer serve as Interim CEO or as a member of or Co-Chairman of the Board as of that date. However, since Mr. Bain is currently serving on the Board, he is standing for election at the Annual Meeting. From August 2009 to July 2014, Mr. Bain, as managing partner of ITH, provided strategic consulting services to the Company relating to, among other things, strategic business matters, asset management, asset dispositions, financing matters (including debt and equity issuances), corporate governance, insurance, and loan underwriting. Mr. Bain spent 20 years in the securities industry holding managing director positions at Stifel, Nicolaus & Company, Inc., Everen Securities, Dean Witter and EF Hutton. Mr. Bain is a graduate of The Ohio State University. The Company believes that Mr. Bain’s qualifications to serve on our Board of Directors include his extensive capital markets experience, his demonstrated strategic insight with respect to real estate finance and development companies, and his knowledge and understanding of the Company’s operations and the real estate finance industry in general.
Leigh Feuerstein has served as a director of the Company since July 2014. Mr. Feuerstein is co-founder and CEO of Halen Brands, Inc., a privately-held consumer packaged goods management company with an emphasis in the food segment. From April 2008 to April 2014, Mr. Feuerstein served as chief operating officer and chief financial officer of Element Capital Management LLC, a hedge fund with over $4 billion in assets under management, where he was responsible for overseeing, among other things, accounting, operations, tax and compliance matters, as well as investor relations. In January 1998, Mr. Feuerstein founded Oracle Advisory Services, LLC, a financial advisory and accounting firm, and served as its managing member until April 2008 during which time he was responsible for providing guidance on key operational and deal structure matters to a diverse client base, including multinational corporations, hedge funds, and private equity firms. Mr. Feuerstein is a certified public accountant and earned a Bachelor’s degree in Business Administration from State University of New York-Buffalo. Mr. Feuerstein qualifies as an audit committee financial expert under the rules promulgated by the SEC, and serves as Chair of the Audit Committee of the Board of Directors. We believe Mr. Feuerstein’s qualifications to serve on our Board of Directors include his extensive experience in the asset management industry, his considerable experience in financial and accounting matters, and his experience in the capital markets industry.
Dr. Andrew Fishleder has served as a director of the Company since July 2014. Dr. Fishleder was the Chief Executive Officer of the Cleveland Clinic in Abu Dhabi from 2008 until 2010 where he was responsible for overseeing hospital design, and the development of budgets, business and staffing plans, and start-up hiring. From 2002 to 2008, Dr. Fishleder was Executive Dean at the Cleveland Clinic Lerner College of Medicine of Case Western Reserve University in Cleveland, Ohio (CWRU) where his responsibilities included oversight of budgeting, donor relations, faculty affairs, curriculum development, and the interface between CWRU and Cleveland Clinic. Dr. Fishleder graduated from the University of Michigan Medical School in 1978. Dr. Fishleder presently serves on the Audit Committee and Compensation Committee of our Board of Directors. We believe Dr. Fishleder’s qualifications to serve on our Board of Directors include his extensive leadership experience related to human capital, organizational development and assessing management effectiveness.
Michael M. Racy has served as a director of the Company since July 2014. Mr. Racy has extensive experience in the real estate development and government relations fields. In April 1997, Mr. Racy founded Racy Associates, Inc., a government relations firm for which he has served as President since its founding. Mr. Racy has been involved in significant real estate development projects in multiple sectors and has a considerable amount of experience in obtaining the necessary entitlements for major real estate development projects. Mr. Racy serves on the Compensation Committee of our Board of Directors. We believe Mr. Racy’s qualifications to serve on our Board of Directors include his extensive knowledge of the real estate development industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL FOUR NOMINEES.

Director Designee of the Series B-1 Preferred Shares
The holders of our Series B-1 Preferred Shares are entitled to elect an individual designated by the holders of a majority of the Series B-1 Preferred Shares to serve as a member of our Board of Directors (the “Series B-1 Director”). The Series B-1 Director may be removed at any time with or without cause only by a vote of a majority of the Series B-1 Preferred Shares, and any vacancy in the directorship designated by the Series B-1 Preferred Shares may be filled only by a vote of a majority of the Series B-1 Preferred Shares. The holders of the Series B-1 Preferred Shares have re-designated Jay Wolf to serve as the Series B-1 Director. The Board has reviewed the qualifications of Mr. Wolf and believes that Mr. Wolf will make valuable contributions to the Board and the governance of the Company. Mr. Wolf’s biographical information is set forth below:
Jay Wolf (age 46) has served as a director of the Company since July 2014. Since January 2019, Mr. Wolf has served as a principal of Juniper Advisors, an SEC-registered investment adviser and the external non-discretionary investment manager for the Company. From July 2010 to the present, Mr. Wolf has been Managing Member of Juniper Capital Partners, LLC, a private investment firm and parent company of Juniper NVM and JCP Realty. From November 2003 until September 2009, Mr. Wolf was a partner at Trinad Capital Management LLC, the manager of an activist hedge fund primarily focused on distressed small-cap public companies where Mr. Wolf assisted portfolio companies through board participation, the assemblage of management teams, and the establishment of business and financial strategies for these companies. Prior to his work at Trinad, Mr. Wolf served as Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd., a marketing communications firm providing advertising, public relations and related services. Mr. Wolf began his career as an analyst in the senior debt department of Canadian Corporate Funding, Ltd., a Toronto-based merchant bank, and subsequently for Trillium Growth Capital, the firm’s venture capital fund. We believe Mr. Wolf’s qualifications to serve on our Board of Directors include his previous and current active advisory role in Juniper’s portfolio of private equity and real estate investments and his prior service on the boards of several public companies, including service as lead independent director. As the Series B-1 Director, Mr. Wolf serves on the Investment Committee of the Board of Directors.
Director Designee of the Series B-2 Preferred Shares
The holders of our Series B-2 Preferred Shares are entitled to elect an individual designated by the holders of a majority of the Series B-2 Preferred Shares to serve as a member of our Board of Directors (the “Series B-2 Director”). The Series B-2 Director may be removed at any time with or without cause only by a vote of a majority of the Series B-2 Preferred Shares, and any vacancy in the directorship designated by the Series B-2 Preferred Shares may be filled only by a vote of a majority of the Series B-2 Preferred Shares. The holders of the Series B-2 Preferred Shares have designated Chad Parson to serve as the Series B-2 Director. The Board has reviewed the qualifications of Mr. Parson and believes that Mr. Parson will make valuable contributions to the Board and the governance of the Company. Mr. Parson’s biographical information is set forth below:
Chad Parson (age 51) joined our Board of Directors on April 24, 2017. From March 1998 to September 2019, Mr. Parson worked at J.P. Morgan Securities LLC, most recently as a Managing Director in J.P. Morgan’s Special Opportunities Group, an affiliate of Chase Funding, holder of our Series B-2 Preferred Shares, Series B-3 Preferred Shares, Series B-4 Preferred Shares, and Series A Preferred Shares. On September 3, 2019, Mr. Parson entered into an Executive Employment Agreement pursuant to which he will serve as the Company’s Chief Executive Officer and Chairman of the Board, effective as of November 1, 2019. The Company expects that Chase Funding will appoint a replacement Series B-2 Director to serve in place of Mr. Parson. During his twenty year career at J.P. Morgan’s investment bank, Mr. Parson held several positions in areas which include debt capital markets, credit derivatives and risk, and served as Head of Repackaging for North America. Mr. Parson is a member of the New York Bar Association and practiced as an attorney at Shearman & Sterling prior to joining J.P. Morgan. In addition to the IMH board, he serves or has served on the boards of seven companies based in the United States, Cayman Islands and Spain. Mr. Parson received a B.A. in 1990 from Duke University and a

J.D. in 1995 from Fordham University School of Law. As the Series B-2 Director, Mr. Parson serves on the Investment Committee of the Board of Directors and will continue to serve on the Investment Committee once his term as Chief Executive Officer commences on November 1, 2019.
Series B Independent Director
For so long as Juniper holds 50% or more of the number of shares of B-1 Preferred Shares it was issued on the Series B Original Issue Date and Chase Funding holds 50% or more of the number of shares of Series B-2 Preferred Shares it acquired on the JPM Acquisition Date, the holders of the B-1 Preferred Shares and B-2 Preferred Shares, are entitled to vote for the election of the Series B Independent Director. Since Juniper holds and has continuously held since the Series B Original Issue Date all of the B-1 Preferred Shares and Chase Funding holds and has continuously held since the JPM Acquisition Date all of the B-2 Preferred Shares, Juniper and Chase Funding jointly have the right to designate the Series B Independent Director. Juniper and Chase Funding have re-designated Lori Wittman to serve as the Series B Independent Director. The Board has reviewed the qualifications of Ms. Wittman and believes that she will make valuable contributions to the Board and the governance of the Company. Ms. Wittman’s biographical information is set forth below:
Lori Wittman (age 60) has served as a director of the Company since July 2014. Ms. Wittman has extensive experience in the real estate development industry. Ms. Wittman has served as Executive Vice President, Chief Financial Officer and as a member of the board of directors of Big Rock Partners Acquisition Corp., a special purpose acquisition company (NASDAQ: BRPAU), targeting the acquisition of senior housing operators since August 2017, and has served as a director of Global Medical REIT (NYSE: GMRE) from May 2018 to the present. From August 2015 to August 2017, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Care Capital Properties, Inc. (“CCP”) a public Real Estate Investment Trust (“REIT”) that was spun-off by Ventas, Inc., where she had served as Senior Vice President of Capital Markets & Investor Relations. Ventas, a publicly-held REIT, owns over 1,600 healthcare properties across the United States and Canada. During her tenure at Ventas, Ms. Wittman had oversight responsibilities for all capital market, investor relations and marketing activities and oversaw the corporate analyst team responsible for the corporate earnings model. From 2006 through 2011, Ms. Wittman was Chief Financial Officer & Managing Principal for Big Rock Partners, LLC, a real estate private equity firm focused on generating returns through development and redevelopment, where she led all capital markets, accounting and investor activities. Ms. Wittman has also served in various capacities for General Growth Properties, Heitman Financial and Homart Development Company, all entities involved in the investment and/or development of real estate. Ms. Wittman has served on the Board of Directors and as Head of the Audit Committee of Green Realty Trust, Inc. Ms. Wittman received her MBA with a concentration in Finance and Accounting from the University of Chicago, and her Masters in City Planning in Housing and Real Estate Finance from the University of Pennsylvania. Ms. Wittman serves as a member of our Audit Committee and as Chairperson of the Compensation Committee of our Board of Directors. We believe that Ms. Wittman’s qualifications to serve on our Board of Directors include her extensive experience in the real estate investment industry, her considerable experience in financial and accounting matters, and her experience in the capital markets industry.

CORPORATE GOVERNANCE
We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written corporate governance policies, including a Code of Business Conduct and Ethics, and the charters for our Audit Committee, Compensation Committee and Investment Committee can be found on our website at www.imhfc.com/investor-relations.
Director Independence
The Board reviews the independence of each director at least annually. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. Although our shares are not listed for trading on any national securities exchange, our Board has adopted the independence requirements of the New York Stock Exchange (NYSE) in making its determination regarding the independence of its members. The Board has conducted its annual review of director independence. Based upon the foregoing review, the Board has determined that all of our directors are independent other than Mr. Bain, our Chief Executive Officer, and Messrs. Wolf and Parson, the Series B-1 Director and Series B-2 Director, respectively. Accordingly, our Board of Directors is comprised of a majority of independent directors.
Board and Committee Meetings
The Board of Directors held four meetings during 2018. The directors also, on occasion, communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of all of the directors, in accordance with our Certificate of Incorporation, By-laws and Delaware law. Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Investment Committee. Members of such committees met formally and informally from time to time throughout 2018 on committee matters, with the Audit Committee holding four meetings, the Compensation Committee holding four meetings, and the Investment Committee holding two meetings. Each director attended, in person or by telephone, at least 75% of the meetings of the Board and any committee of which he or she was a member.
Attendance at Annual Meeting
Although the Company does not have a policy with respect to attendance by members of the Board of Directors at its annual meeting of stockholders, all directors are encouraged to attend. None were in attendance.
Committees
General. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and an Investment Committee. The Audit Committee and Compensation Committee are comprised solely of independent directors as defined in NYSE listing standards. The Board of Directors has adopted a written charter for each of the committees. These charters, as well as our Code of Business Conduct and Ethics, are posted and available on our website at www.imhfc.com/investor-relations/. Stockholders may request copies of these corporate governance documents, free of charge, by writing to IMH Financial Corporation, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, Attention: Corporate Secretary.
Audit Committee. The Audit Committee is responsible for, among other things, assisting the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the registered public accounting firm that audits the Company’s financial statements, (iii) the performance of the Company’s auditors; and (iv) the Company’s internal accounting and financial reporting controls. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s auditors. Additionally, the Audit Committee is responsible for approving all related-party transactions that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K. Each member of the Audit Committee is an independent director as defined by applicable NYSE listing standards and SEC Rule 10A-3. Each member of the Audit Committee also is financially literate. The current members of the Audit Committee are Leigh

Feuerstein (Chair), Dr. Andrew Fishleder and Lori Wittman. The Board of Directors has determined that Leigh Feuerstein is qualified as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee held three meetings during 2018.
Compensation Committee. The Compensation Committee is responsible for, among other things, overseeing (i) the compensation of the Company’s executive officers, (ii) the Company’s overall compensation programs, and (iii) the Company’s talent management and organizational development. The Compensation Committee also is responsible for evaluating the performance of our Chief Executive Officer, reviewing and approving the salary and other compensation (including equity-based incentives) of our Chief Executive Officer, overseeing and administering the Company’s equity and non-equity incentive plans, and engaging and determining the fees of any compensation consultants. The Compensation Committee has the authority to delegate certain authority to one or more executive officers of the Company with respect to changes to, and the administration of, our existing employee benefit plans. In making its compensation decisions and recommendations (other than with respect to the compensation of our Chief Executive Officer), the Compensation Committee takes into account the recommendation of our Chief Executive Officer. Other than giving his recommendation, our Chief Executive Officer does not participate in the Compensation Committee’s decisions regarding his own compensation. The Compensation Committee is appointed by the Board, and consists entirely of independent directors, as defined by applicable NYSE listing standards. The current members of this committee are Lori Wittman (Chair), Dr. Andrew Fishleder and Michael M. Racy. The Compensation Committee held three meetings during 2018.
Investment Committee. The primary purposes of the Investment Committee are to assist the Board in reviewing the Company’s investment policies and strategies and in overseeing the Company’s capital and financial resources. No “Investment” (as defined in the Investment Committee’s Charter, a copy of which is posted on the Company’s website at www.imhfc.com/investor-relations) on behalf of the Company may be made without the Committee’s approval or the approval of a delegate of the Committee pursuant to an appropriate delegation of the Committee’s authority. In order to carry out its mission and function, and subject to the terms of the Company’s Certificate of Incorporation, the Committee has the authority to:

•	review the investment policies, strategies, transactions and programs of the Company and its subsidiaries to ensure they are consistent with the goals and objectives of the Company;

•	evaluate and approve or disapprove each proposed Investment on behalf of the Company;

•
determine whether applicable investment policies are consistently followed and that procedures are in place to ensure that the Company’s investment portfolio is managed in compliance with its policies;

•	review the performance of the investment portfolios of the Company and its subsidiaries; and

•	approve and revise as appropriate, the Company’s investment policies and guidelines.
The current members of the Investment Committee are Lawrence D. Bain (Interim Chair), Chad Parson and Jay Wolf. The Investment Committee held two meetings during 2018.
Nominating Committee. We do not have a standing Nominating Committee. Our Board of Directors has determined that it is appropriate for us not to have a Nominating Committee because all of the matters for which a Nominating Committee would be responsible are presently considered by our entire Board of Directors. We do not have a charter that governs the director nomination process. Each member of our Board of Directors participates in the consideration of director nominees other than with respect to the Series B-1 Director, the Series B-2 Director and Series B Independent Director who are designated by the holders of our Preferred Shares. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Board of Directors considers various criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest, and ability to act in the interests of all stockholders. Our Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors does not have a policy with regard to the consideration of diversity in identifying director candidates, but our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a whole, should provide a composite mix of experience, knowledge, and abilities that will allow our Board of Directors to fulfill its responsibilities. The Board does not currently use an independent search firm in identifying candidates for service on the Board.
Stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others, provided that the stockholder delivers written notice to the Secretary of the Company, which contains the following information:

•	the name and address of the stockholder and each director nominee;

•	a representation that the stockholder is entitled to vote and intends to appear in person or by proxy at the meeting in which such director nominee will be considered for election;

•	a description of any and all arrangements or understandings between the stockholder and each director nominee;

•	such other information regarding the director nominee that would have been required to be included by the SEC in a proxy statement had the director nominee been named in a proxy statement;

•	a brief description of the director nominee’s qualifications to be a director; and

•	the written consent of the director nominee to serve as a director if so elected.
Subject to meeting the above requirements, the Board evaluates director nominees proposed by stockholders using the same criteria as for other candidates not nominated by stockholders.
Board Leadership Structure
We operate in a dynamic industry. Therefore, the Board of Directors believes that our Chief Executive Officer is the most appropriate person to serve as our Chairman of the Board because he possesses in-depth knowledge of the issues, opportunities and challenges facing our business. Because of this knowledge and insight, we believe that he is in the best position to effectively identify strategic opportunities and priorities and to lead the discussion for the execution of the Company’s strategies and achievement of its objectives. As Chairman, our Chief Executive Officer is able to:

•	focus the Board of Directors on the most significant strategic goals and risks of our businesses;

•	utilize the individual qualifications, skills and experience of each director in order to maximize his or her contribution to the Board of Directors;

•	ensure that each other member of our Board of Directors has sufficient knowledge and understanding of our business to enable him or her to make informed judgments; and

•	facilitate the flow of information between the Board of Directors and management of the Company.
The Board of Directors believes that by combining the roles of Chairman and Chief Executive Officer in one person, it promotes the strategic development and execution of our business strategies, which is essential to effective governance. The Board has chosen not to appoint a “lead director,” but instead uses executive sessions of the independent directors, as necessary. In addition, the Audit Committee and Compensation Committee are comprised solely of independent directors. We believe that shared leadership responsibility among the independent directors, as opposed to a single lead director, results in increased engagement of the Board of Directors as a whole, and that having a strong, independent group of directors fully engaged is important for good governance.
The Board’s Role in Risk Oversight
Our Board of Directors oversees the Company’s risk management efforts by reviewing information provided by management in order to oversee risk identification, risk management, and risk mitigation strategies.

Our Board committees assist the Board in overseeing our material risks by focusing on risks related to the particular area of concentration of that committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements, our Audit Committee oversees the financial reporting, internal control and related-party transaction risks, and our Investment Committee oversees risks associated with the investments of the Company. Each committee reports its discussions of the applicable relevant risks at such Board meetings as appropriate. The full Board of Directors incorporates the insight provided by these reports into its overall risk management analysis.
Communications with Directors
Stockholders may communicate their concerns directly to the entire Board of Directors or specifically to non-management Directors. Such communication can be confidential or anonymous, if so designated, and may be submitted in writing to the following address:
Board of Directors
IMH Financial Corporation
c/o Jonathan Brohard, Corporate Secretary
7001 N. Scottsdale Road, Suite 2050
Scottsdale, AZ 85253
All communications received as described above will be opened by our Secretary for the sole purpose of determining whether the contents constitute a communication to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the director or directors to whom it is addressed. In the case of communications to our Board of Directors or to any group of directors, our Secretary will make sufficient copies of the contents to send to each addressee.
Compensation Committee Interlocks and Insider Participation
In 2018, none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be construed to constitute an interlocking relationship (as described in Item 407(e)(iii) of SEC Regulation S-K).
Code of Business Conduct and Ethics
The Company’s Code of Business Conduct and Ethics applies to all of its employees, including its Chief Executive Officer and its Chief Financial Officer. The Code of Business Conduct and Ethics and all Committee charters are posted on the Company’s website at www.imhfc.com/investor-relations/.
Certain Legal Proceedings
In January 2008, Atherton-Newport Investments, LLC (“Atherton-Newport”) filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California, Santa Ana Division. At the time of such filing, Mr. Brohard was an Executive Vice President of Atherton-Newport. The proceeding was dismissed in June 2011. In March 2008, Starvox Communications, Inc. (“Starvox”) filed a petition for liquidation under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Jose Division. Mr. Wolf, one of our directors, was Chief Operating Officer and Chief Financial Officer of Starvox from March 2005 to March 2007. Shells Seafood Restaurants, Inc., a company for which Mr. Wolf formerly served as a director, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, in September 2008. In July 2009, Mr. Bain, the Company’s Chief Executive Officer, filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Arizona. Mr. Bain received a full discharge and the case was terminated in August 2011.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities (the “Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in our common stock and other equity securities.
Based solely on a review of SEC filings and other procedures performed as deemed necessary, we believe that all Reporting Persons complied with these requirements during 2018.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2019. The Board of Directors recommends stockholder ratification of the appointment of BDO.
Although stockholder ratification of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of BDO as the Company’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of BDO.
Principal Accounting Fees and Services
Audit Fees. The aggregate amount billed by BDO for audit services performed for the fiscal years ended December 31, 2018 and 2017 was $0.6 million and $0.5 million, respectively. Fees include those associated with annual audit services, the review of our quarterly reports on Form 10-Q, and the review of documents to be filed with the SEC.
Audit-Related Fees. The Company paid no fees to BDO for audit-related services for the fiscal years ended December 31, 2018 or 2017.
Tax Fees. The Company neither incurred nor paid any fees for tax-related services to BDO in the fiscal years ended December 31, 2018 or 2017.
All Other Fees. No other fees for any other services not included above were incurred in 2018 or 2017.
The Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent registered public accounting firm. Each year, the Audit Committee approves the retention of the independent registered public accounting firm to audit our financial statements, including the associated fees. All of the services described above were approved by the Audit Committee. The Audit Committee has considered whether the provisions of such services, including non-audit services, by BDO is compatible with maintaining BDO’s independence and has concluded that it is.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL THREE:
RATIFICATION OF THE APPOINTMENT OF JUNIPER ADVISORS
TO SERVE AS A NON-DISCRETIONARY ASSET MANAGER

Introduction
At the Annual Meeting, stockholders are being asked to approve our entering into a non-discretionary investment advisory agreement with Juniper Advisors pursuant to which Juniper Advisors will manage certain assets of the Company, including the Company’s loan portfolio and certain of its legacy real estate-owned properties, which previously had been managed by our executive officers and other Company employees. This will result in several members of our management, including Mr. Bain, our interim CEO, terminating their employment with the Company and being employed by Juniper Advisors. The Advisory Agreement is attached as Exhibit A to this proxy statement. The effectiveness of this agreement is contingent on the Company’s stockholders duly ratifying the Company’s execution of the Advisory Agreement on a post-closing basis. In the event that our stockholders do not ratify this agreement, the Advisory Agreement shall be deemed to have no effect and the Company shall be required to pay Juniper Advisors a termination fee in an amount calculated in accordance with the terms of the Advisory Agreement. The Company has been advised that the holders of our Preferred Shares intend to vote in favor of ratification.
Background
The concept of externalizing certain asset management responsibilities to an affiliate of Juniper Capital Partners, an experienced real estate investment firm (”JCP”), was initially considered by our management in the latter part of 2018. At a Board of Directors meeting held in January 2019, JCP presented a proposal for a to-be-registered investment advisory firm affiliated with JCP to manage certain assets of the Company pursuant to (i) a non-discretionary investment management agreement and (ii) an arrangement by which certain officers and employees of the Company would become affiliated with and/or employees of the advisory firm. At that January 2019 meeting, the Board directed that a Special Committee of the Board consisting of Chad Parson, Lori Wittman, Andrew Fishleder, Michael Racy, and Leigh Feuerstein (the “Special Committee”) assume responsibility for, among other things, (W) completing a due diligence review of the proposed advisor and its principals, (X) reviewing and developing the proposed scope and timing of any such asset management transition; (Y) analyzing the impact of transferring employment of certain employees of the Company, including Mr. Bain and certain employees in the Company’s asset management and legal departments; and (Z) negotiating the terms and conditions of an asset management agreement acceptable to the Special Committee in its sole discretion. On August 1, 2019, our Board of Directors unanimously voted to approve the Advisory Agreement and submit it for approval by our stockholders at the next annual meeting of stockholders.
The Advisory Agreement
Under the terms of the Advisory Agreement, the Company will pay Juniper Advisors a management fee equal to 1.5% of the net asset value of certain assets under management, as well as a performance fee equal to 20% of the net profits from those assets upon disposition after the Company has received an annualized 7% return on its investment from those assets and recovery of the Company’s basis in such assets. In connection with the Advisory Agreement, certain employees of the Company have transitioned to become employees of Juniper Advisors, including Mr. Bain, the Company’s former CEO and current interim-CEO, and Juniper Advisors will also sublet a portion of the Company’s office space.
Jay Wolf and Alejandro Krys together own 50% of Juniper Advisors. Messrs. Wolf and Krys are also the owners of Juniper Capital Partners, LLC, the sole member of Juniper NVM and the manager of JCP Realty. JCP Realty and Juniper NVM are the collective holders of all of the Series B-1 Cumulative Convertible Preferred Stock in the Company. Mr. Wolf is also a member of the Board of Directors of the Company and its Investment Committee.

In reaching the determination that the Advisory Agreement is fair to, and in the best interests of, us and our stockholders, the Special Committee reviewed a significant amount of information, including the material terms of certain publicly available management agreements between various externally managed real estate companies and their respective external managers, consulted with our management as well as the Special Committee’s outside legal counsel, and considered our short term and long term interests.  The factors considered by the Special Committee include the following:

(i)	its belief that outsourcing the management of these assets will result in greater anticipated stability and predictability of annual expenses and cost savings;

(ii)
its belief that Juniper Advisors, acting exclusively as a real estate investment adviser, would improve the quality and quantity of investment opportunities available to the Company, which could in turn result in an increase in the Company’s assets;

(iii)	its belief that the Company would reduce its overhead expenses under this arrangement;

(iv)	its belief that the Company’s cash flow and liquidity would be improved under this arrangement;

(v)	its belief that this arrangement would increase the opportunity for dividend payments to holders of our Common Stock;

(vi)	its belief that the arrangement would enhance the value of our shares of Common Stock and Preferred Stock; and

(vii)	its belief that the arrangement would not have a detrimental effect if the Company decided to seek a listing of its Common Stock on a stock exchange.
 The Special Committee also considered certain factors which could, as a result of the Advisory Agreement, negatively affect the Company and our stockholders. These factors included the following:
(a) we would be responsible for paying the management fee irrespective of our performance (unless we terminate the Advisory Agreement); and
(b) the Advisory Agreement may reduce long-term flexibility to manage operating expense levels.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE JUNIPER ADVISORS NON-DISCRETIONARY INVESTMENT ADVISORY AGREEMENT.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is composed of three directors, all of whom are independent in accordance with the applicable NYSE listing standards and by applicable laws and rules of the SEC. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. The charter imposes on the Audit Committee the duties and responsibilities imposed upon audit committees generally by applicable legal requirements and regulations, particularly those contained in the Sarbanes-Oxley Act of 2002 (“SOX”) and the SEC rules promulgated pursuant to SOX. The written charter of the Audit Committee is posted and available on our website at www.imhfc.com.
Management is responsible for the Company’s internal controls and financial reporting process. BDO, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to provide oversight to these processes.
In fulfilling its oversight responsibility, the Audit Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Audit Committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management follows appropriate accounting and financial reporting principles or maintains appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Audit Committee’s oversight assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or the audited financial statements are presented in accordance with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with the Company’s management and BDO the audited consolidated financial statements of the Company for the year ended December 31, 2018. The Audit Committee also has discussed with BDO the matters required to be discussed by Auditing Standard 1301 — Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States). The Audit Committee has also received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding auditor communications with the Audit Committee concerning independence, and has discussed with BDO their independence. The Audit Committee also has considered whether BDO’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements is compatible with maintaining their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Leigh Feuerstein, Chair
Dr. Andrew Fishleder
Lori Wittman

EXECUTIVE OFFICERS
The following table summarizes information regarding the current executive officers of the Company:

Name	Age	Title
Lawrence D. Bain	69	Interim Chief Executive Officer and Co-Chairman of the Board of Directors
Jonathan T. Brohard	50	Executive Vice President, General Counsel and Secretary
Samuel J. Montes	53	Chief Financial Officer

Lawrence D. Bain has served as our chief executive officer and chairman of the board since July 2014 pursuant to an employment agreement entered into between the Company and Mr. Bain. That employment agreement expired on July 24, 2019 at which time Mr. Bain ceased serving as our chief executive officer and chairman of the board. Subsequently, on July 30, 2019, the Company entered into a Consulting Services Agreement with ITH, for which Mr. Bain serves as managing partner, pursuant to which the Board appointed Mr. Bain to serve as a director filling the vacancy on the Board created when Mr. Bain’s employment terminated and he stepped down from the Board of Directors. Mr. Bain will serve as Co-Chairman and Interim Chief Executive Officer of the Company until his service as such is terminated by the Board of Directors, which can be at any time. Mr. Bain will affiliate with Juniper Advisors, the Company’s non-discretionary investment manager, upon termination of his service as Interim Chief Executive Officer and Co-Chairman of the Board of the Company.
Jonathan T. Brohard has served as our Executive Vice President & General Counsel since January 2015. Mr. Brohard also serves as our Chief Compliance Officer, Director of Human Resources and Corporate Secretary. From July 2011 until January 2015, Mr. Brohard was an equity shareholder at Polsinelli, PC, a national AmLaw 100 law firm, where he focused his practice on advising clients with respect to real estate acquisitions and real estate development matters, complex financing structures, including institutional debt and equity, private equity, joint ventures and syndications. From January 2010 to July 2011, Mr. Brohard served in various executive positions with American Spectrum Realty Management, a real estate investment and management company with more than 135 properties located across 22 states and more than 240 employees. From 2004 until 2010, Mr. Brohard served as Executive Vice President of Atherton-Newport Investments, LLC, a real estate investment firm. Mr. Brohard received his B.S. in Finance, summa cum laude, from West Virginia University, and his law degree from the University of Virginia.
Samuel J. Montes has served as our Chief Financial Officer since April 2016. Mr. Montes joined IMH in April 2007 and since that time has served in the various capacities of Controller, Director of Financial Reporting and Compliance, Vice President of Finance and Senior Vice President of Finance. Prior to joining IMH, Mr. Montes served as Senior Financial Analyst from September 2005 through March 2007 for Picerne Real Estate Group, a privately-owned, national real estate developer and manager of multi-family residential housing. From November 2004 through August 2005, Mr. Montes served as the Director of Finance for Childhelp USA, a national not-for-profit organization. Mr. Montes’ prior experience includes over 13 years with international public accounting firms, where he worked with real estate, gaming and public sector clients. Mr. Montes has over 25 years of experience in finance and accounting, primarily in the real estate industry. Mr. Montes graduated from California State University of Los Angeles with a Bachelor of Science Degree in Business Administration with a focus in Accounting.

Executive Compensation
Summary Compensation Table
The following table summarizes compensation information for the Company’s Chief Executive Officer, Executive Vice President, and Chief Financial Officer who are the only named executive officers for the fiscal years ended December 31, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Lawrence D. Bain, Chief Executive Officer and Chairman of the Board of Directors	2018 2017	$1,145,352 1,101,300	$200,100 290,250	$210,638 193,500	$194,417(2) 655,048(2)	$1,750,507 2,240,098
Samuel J. Montes, Chief Financial Officer	2018 2017	283,250 275,000	76,903(6) 60,709(6)	-- 180,021	21,360(4) 13,556(4)	381,514 529,286
Jonathan T. Brohard, Executive Vice President, General Counsel and Secretary	2018 2017	464,609 450,882	177,284(3) 126,851(3)	67,254 84,567	34,701(5) 17,297(5)	743,648 679,597
________________

(1)
The amounts reported in this column reflect the non-cash, aggregate fair value of time-vested restricted stock units and stock option awards at the grant date computed in accordance with FASB ASC Topic 718 “Stock Compensation.”

(2)
Includes Company contributions of $7,342 and $8,825 to the Company’s 401(k) program, life and disability insurance premiums paid by the Company of $51,425 and $51,675, payout of accrued vacation of $41,543 and $0, and payments of $94,107 and $594,548 made under Mr. Bain’s employment agreement in connection with the disposition of certain legacy assets held by the Company sold at values in excess of 110% of their carrying value as of December 31, 2010, for the years ended December 31, 2018 and 2017, respectively.

(3)
The 2018 amount includes (i) the payout of $42,284 of previously-awarded deferred compensation and (ii) a board-approved discretionary bonus of $135,000. The 2017 amount reflects a board approved discretionary bonus of $126,851.

(4)
Includes Company contributions of $11,000 and $10,600 to the Company’s 401(k) program, disability insurance premiums paid by the Company of $2,956 and $2,956, and payout of accrued vacation of $7,404 and $0 for the years ended December 31, 2018 and 2017, respectively.

(5)
Other compensation includes Company contributions of $11,000 and $10,600 to the Company’s 401(k) program, disability insurance premiums paid by the Company of $6,612 and $6,697, and payout of accrued vacation of $17,089 and $0 for the years ended December 31, 2018 and 2017, respectively.

(6)
The 2018 amount includes (i) the payout of $26,903 of previously awarded deferred compensation and (ii) a board-approved discretionary bonus of $50,000. The 2017 amount reflects a board-approved discretionary bonus of $60,709 (which includes a portion of a guaranteed bonus under Mr. Montes’ employment agreement).

Outstanding Equity Awards as of Fiscal Year End
The following table provides certain information with respect to equity awards outstanding at December 31, 2018:

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price($)	Option Expiration Date
Lawrence D. Bain, Chief Executive Officer	150,000(1) 1,000,000(2)	$9.58 $1.72	June 30, 2021 July 24, 2024
Samuel J. Montes, Chief Financial Officer _________________	35,000(1) 65,000(3)	$9.58 $1.72	June 30, 2021 April 1, 2025

(1)	These options were issued to Messrs. Bain and Montes in July 2011 and vested over a three–year period that ended in July 2014.

(2)	These constitute warrants that were issued to an affiliate of Mr. Bain in July 2014 and immediately vested.

(3)	These options vested ratably in three equal annual installments, the last installment vesting on May 31, 2018.

Narrative Disclosure to Summary Compensation Table
Executive Compensation Philosophy and Objectives
We seek to encourage highly qualified and talented executives to maintain their employment with us for an extended period of time and, as such, we endeavor to compensate our executives, including the named executive officers, at rates that we believe to be at or above market. Our executive compensation program is guided by the following key principles:

•	compensation should be fair to both the executive and us;

•	total compensation opportunities should be at levels that are highly competitive for comparable positions at companies with whom we compete for talent;

•	financial incentives should be available to our executives to achieve key financial and operational objectives set by our Board of Directors; and

•	an appropriate mix of fixed and variable pay components should be utilized to establish a “pay-for-performance” oriented compensation program.
Our executive compensation program takes into consideration the following: (i) the marketplace for the individuals that we seek to attract, retain and motivate; (ii) our past practices; and (iii) the talents that each individual executive brings to us. Except in certain instances when we bring on a new executive officer, we have not utilized the services of a compensation consultant to provide advice or recommendations on the amount or form of executive compensation and have not engaged in any formal benchmarking. Rather, compensation decisions have historically been based exclusively on the market knowledge of our Board of Directors and Compensation Committee, as supplemented by other of our personnel.

Elements of Compensation
The principal elements of the Company’s executive compensation program consist of base salary, long-term incentives (equity-based compensation) and short-term incentives (cash bonuses), and other benefits generally available to the Company’s employees, including our 401(k) plan. The Company does not have any pre-established policy or target for the allocation between base and incentive compensation, cash or equity compensation, or short-term or long-term compensation. The Company does not maintain any defined-benefit pension plans or other supplemental executive retirement plans for the Company’s named executive officers, and the Company’s named executive officers have been entitled to only limited perquisites.
Base Salary. Base salary is a compensation element that is not at risk and is designed to compensate the Company’s named executive officers for their roles and responsibilities and provide a stable and fixed level of compensation that serves as a retention tool. Each executive’s base salary is determined based on the executive’s role and responsibilities, unique skills and future potential, as well as the Company’s financial condition and available resources.
Short-Term Cash Incentive Opportunity. The Company maintains a bonus plan to provide its executive officers and certain other employees with annual cash incentives for superior performance. Executive officers are eligible for an annual bonus based upon the size of an Executive Bonus Pool (which is to be no less than 10% of a modified pre-tax earnings (“MPTE”) target established by the Compensation Committee) and each participant’s percentage interest in the Executive Bonus Pool. If the Company achieves between 60% and 100% of the MPTE target, a sliding scale is used to determine the amount of the Executive Bonus Pool for that plan year. If the Company’s actual MPTE exceeds the MPTE target established for that plan year, the Compensation Committee, in its discretion, may increase the Executive Bonus Pool. If the Company achieves less than 60% of the MPTE target, then no bonuses are payable under the plan. However, the Compensation Committee may establish discretion in approving annual bonuses for all employees.
Long-Term Equity Incentive Opportunity. Equity-based compensation is discretionary, and is administered by the Compensation Committee. Equity-based compensation awarded to the Company’s named executive officers is summarized above.
Employment Agreements
The Company believes that entering into employment agreements with each of its named executive officers is necessary in order to attract and retain talented and experienced individuals for the Company’s senior level positions. In addition to base salary, each employment agreement provides the executive officer with the opportunity to earn cash and equity-based bonus compensation. In this way, the employment agreements help the Company meet the initial objective of its compensation program. For more details of these employment agreements and arrangements, see the disclosure under “Executive Compensation - Summary Compensation Table.”
2010 Employee Stock Incentive Plan
Under the First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan (the “2010 Equity Incentive Plan”), the Company can grant equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, and other stock-based awards, which are used to attract, retain and motivate qualified employees. The Company believes that the equity-based awards available under our 2010 Equity Incentive Plan help align the interests of award recipients with the interests of our stockholders.
During the year ended December 31, 2018, the Company issued 517,252 shares of common stock pursuant to previous restricted stock awards. During the year ended December 31, 2018, the Company granted 114,865 shares of restricted stock to certain executives of the Company, net of certain elections made by the executives under Section 83(b) of the Code and the award agreements, vesting in three equal parts on each of January 1, 2019, January 1, 2020, and January 1, 2021. We granted 110,979 options to employees pursuant to our Equity Incentive Plan during the year ended December 31, 2018. All options vest over a three year term. During the year ended December 31, 2018, 63,849 options were forfeited. In addition, during the year ended December 31,

2018, the Company issued a total of 74,136 shares of restricted common stock to our non-employee independent directors pursuant to the 2014 Non-Employee Director Compensation Plan for fiscal year 2017.
Deferred Compensation Program
In November 2014, the Compensation Committee approved the adoption of the IMH Financial Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) which, among other things, allows eligible employees and non-employee directors of the Company to defer up to 90% of their base salaries or director fees, as applicable, and up to 90% of their bonuses. The Deferred Compensation Plan also allows the Company to credit additional amounts to the bookkeeping accounts maintained on behalf of the participants in such amounts as may be determined by the Compensation Committee. Such discretionary credits will generally be subject to vesting restrictions.
Additional Compensation Programs
In addition to the compensation programs described above, the Company may establish other compensation plans and programs for the benefit of its executive officers and other employees, including, but not limited to, additional short or long-term incentive compensation plans and severance, change-in-control or other similar benefit plans.
Section 162(m) Policy
Section 162(m) of the Code generally disallows a tax deduction by publicly held corporations for compensation over $1 million paid to their chief executive officers and certain of their other most highly compensated executive officers unless certain tests are met. In order to deduct option awards and annual bonuses under Section 162(m), the option awards and bonuses must be approved by a Compensation Committee consisting solely of independent directors. Notwithstanding the foregoing, the Company may not preserve the deductibility of compensation in all cases.
Employment, Change in Control and Severance Agreements
Under the terms of the respective employment agreements with each of Messrs. Brohard and Montes, various provisions exist with respect to a change in control of the Company, termination for cause, and termination for good reason, as such terms are defined in the executive’s respective employment agreement.
Mr. Bain’s employment agreement expired on July 24, 2019 (the “Expiration Date”). Pursuant to a Termination of Employment Agreement, Release and Additional Compensation Agreement entered into by the Company and Mr. Bain (the “Bain Termination Agreement”):

1)
The Company and Mr. Bain agreed that, effective on the Expiration Date, Mr. Bain’s employment with the Company terminated and that the Company may engage Mr. Bain on a month-to-month basis as a consultant pursuant to a separate written agreement at a fee of $30,000 per month;

2)	Mr Bain received bonus payments of $0.6 million for his 2018 services and $0.35 million for his 2019 services;

3)	The Company agreed to make two payments to Mr. Bain of $0.25 million each, by no later than each of January 31, 2020 and January 31, 2021;

4)
Mr. Bain would be entitled to receive a Legacy Asset Performance Fee (“LAPF”), as calculated in accordance with his previous employment agreement, in connection with the disposition of the Company’s interests in certain New Mexico assets (the “New Mexico Assets”) provided that such disposition occurs prior to December 31, 2022;

5)
The Company agreed to enter into an agreement with ITH pursuant to which ITH would assist the Company in selling the New Mexico Assets. This agreement was entered into on July 30, 2019. The term of this agreement commenced on July 25, 2019 and will terminate on the date of the sale of the New Mexico Assets or December 31, 2022, whichever is earlier. Under this agreement, ITH is entitled to a fixed monthly fee of $5,000 plus expenses, and an incentive bonus if the net proceeds received by the Company meet certain thresholds and other requirements are met;

6)	All unvested equity awards and deferred compensation benefits granted to Mr. Bain were to vest by no later than the Expiration Date;

7)	Mr. Bain agreed to certain noncompetition and non-solicitation covenants, cooperation covenants and certain other requirements.
Upon any termination of Mr. Brohard during his employment period with the Company, Mr. Brohard, or his estate, shall in all events be paid all accrued but unpaid base salary and benefits, provided that in the event that Mr. Brohard is terminated with cause or Mr. Brohard resigns without good reason, then Mr. Brohard will not be eligible to receive any unpaid bonus arising out of the Company’s executive bonus pool or any bonus arising out of a bonus program created to reduce the use of outside legal resources. In the event of Mr. Brohard’s termination without cause or as a result of a disability, or if Mr. Brohard resigns with good reason, Mr. Brohard will also be entitled to a severance payment equal to $1,425,000 less any base salary and guaranteed bonus paid for the year of termination, provided, however, that if such termination occurs after the 24 month anniversary of his employment but before the 36 month anniversary of his employment, the severance payment shall be equal to one year’s base salary plus any unpaid bonus arising out of the Company’s executive bonus pool and any bonus arising out of a bonus program created to reduce the use of outside legal resources. Upon Mr. Brohard’s death, his estate or designated beneficiary will also be entitled to be paid a pro rata portion of any bonus arising out of the Company’s executive bonus pool and any bonus arising out of a bonus program created to reduce the use of outside legal resources. In the event of a change in control of the Company, or if Mr. Brohard is terminated without cause, or as a result of his death, all of Mr. Brohard’s unvested equity-based awards that have been granted by the Company shall become fully vested.
Upon any termination of Mr. Montes during his employment period with the Company, Mr. Montes, or his estate, shall in all events be paid all accrued but unpaid base salary and benefits, provided that in the event that Mr. Montes is terminated with cause or Mr. Montes resigns without good reason, then Mr. Montes will not be eligible to receive any unpaid bonus arising out of the Company’s executive bonus pool or any bonus arising out of a bonus program created to reduce the use of outside legal resources. In the event of Mr. Montes’ termination without cause or as a result of a disability, or if Mr. Montes resigns with good reason, Mr. Montes will also be entitled to a severance payment equal to 50% of his base salary and guaranteed bonus paid for the year of termination. Upon Mr. Montes’ death, his estate or designated beneficiary will also be entitled to be paid a pro rata portion of any bonus arising out of the Company’s executive bonus pool and any bonus arising out of a bonus program created to reduce the use of outside legal resources. In the event of a change in control of the Company, or if Mr. Montes is terminated without cause, or as a result of his death, all of Mr. Montes’ unvested equity-based awards that have been granted by the Company shall become fully vested.
The payment of any severance payment is conditioned upon the executive executing and not revoking a customary separation agreement, including customary restrictive covenants.

Director Compensation
Under our current director compensation program, each non-employee and independent director of the Company is entitled to receive the following: (i) an annual cash retainer of $40,000 payable in advance in equal quarterly installments; (ii) a cash payment of $2,500 for each attended board meeting; and (iii) an annual grant of restricted common stock in an amount equal to $20,000 based on the fair market value of such shares to vest twelve months after the date of grant. In addition, each independent director is entitled to receive a cash payment of $50,000 upon his initial election or appointment to the Board, payable on the second anniversary of such director’s appointment or election provided the director is then serving as a director as of such second anniversary date. Each member of the Audit Committee receives an annual cash fee of $12,500, except in the case of the Chairperson of the Audit Committee, who receives an annual cash fee of $25,000, and each member of the Audit Committee also receive a cash payment of $1,500 for each attended committee meeting. Each member of the Compensation Committee receives an annual cash fee of $5,000, except in the case of the Chairperson of the Compensation Committee, who receives an annual cash fee of $10,000. Each member of the Compensation Committee also receives a cash payment of $1,000 for each attended committee meeting. Each member of the Investment Committee receives a cash payment of $5,000 for each investment opportunity brought before the Investment Committee for approval.
The following table sets forth information regarding fiscal 2018 compensation for each director other than Mr. Bain, whose compensation is set forth above in the Summary Compensation table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	All Other Compensation(1)	Total
Leigh Feuerstein(2)	$94,750	$20,000	$6,824	$121,574
Andrew Fishleder, M.D.(2)	88,375	20,000	3,287	111,662
Michael M. Racy(2)	66,750	20,000	—	86,750
Lori Wittman(2)	94,625	20,000	2,849	117,474
Jay Wolf	—	—	6,899	6,899
Chad Parson	—	—	—	—
______________

(1)
Includes travel related expense reimbursements. Does not include: (i) consulting fees of $0.45 million paid in fiscal year 2018 to JCP Realty, an affiliate of Mr. Wolf, pursuant to the JCP Consulting Agreement, or (ii) distributions made to certain board members that were members of Lakeside DV, LLC (“Lakeside JV”) which owned certain real property located in Park City, Utah.

(2)	Each non-employee and independent director of the Company is entitled to an annual grant of restricted common stock in an amount equal to $20,000 based on the fair market value of such shares.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
The following tables set forth certain information regarding the number of voting securities beneficially owned, as of September 27, 2019, by:

•
each person known by us to beneficially own more than 5% of our outstanding common stock, based on the most recent Schedules 13G and 13D filed with the SEC and the information contained in those filings;

•	each of our present directors;

•	each of our present named executive officers; and

•	all of our present directors and named executive officers as a group.
Unless otherwise indicated, the address for each person included in the table is c/o IMH Financial Corporation, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253.
As of September 27, 2019, we had outstanding (i) 1,909,338 shares of Common Stock, (ii) 3,376,821 shares of Class B-1 Common Stock, (iii) 3,377,953 shares of Class B-2 Common Stock, (iv) 6,912,510 shares of Class B-3 Common Stock, (v) 313,790 shares of Class B-4 Common Stock and (vi) 668,903 shares of Class C Common Stock ((i) through (vi) collectively, the “Common Shares”), (vii) 2,604,852 shares of Series B-1 Cumulative Convertible Preferred Stock (the “B-1 Preferred Shares”), (viii) 5,595,148 shares of Series B-2 Cumulative Convertible Preferred Stock (the “B-2 Preferred Shares”), 2,352,941 shares of Series B-3 Cumulative Convertible Preferred Stock (the “B-3 Preferred Shares”), and 1,875,000 shares of Series B-4 Cumulative Convertible Preferred Stock (the B-4 Preferred Shares,” and with the B-1 Preferred Shares, the B-2 Preferred Shares and the B-3 Preferred shares, collectively referred to as the “Preferred Shares,” and the Preferred Shares with the Common Shares, sometimes collectively referred to herein as “Shares” or “Voting Shares”).
Each share of our outstanding Preferred Shares is convertible immediately, at the sole discretion of the holder, into a number of Common Shares determined by dividing (i) the sum of (a) the initial purchase price paid for such shares (the “Original Price”) and (b) all accrued and unpaid dividends on the Preferred Shares by (ii) the then effective conversion price, which is the Original Price, as adjusted from time to time in accordance with the terms of the Series B Certificates of Designation. As of September 27, 2019, the record date, the number of Common Shares into which the Preferred Shares are convertible is 12,623,868.
Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from September 27, 2019.
Except as indicated in the footnotes to the table below and pursuant to state community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
JPMorgan Chase Funding Inc. (2)	9,823,089	30.2%
Juniper Capital Partners, LLC(3)	3,604,852	11.1%

(1)	The percentages of our common stock beneficially owned was calculated based on 32,526,170 common stock equivalents consisting of the 16,559,315 Common Shares issued and outstanding, 12,427,941

Preferred Shares convertible into our Common Shares, warrants and options for the purchase of 3,355,652 shares of Common Stock exercisable within 60 days of September 27, 2019, and unvested restricted stock awards for 183,262 common shares, the vesting of which are subject to the restricted stock agreements but have voting rights as to all shares as of the date of each such agreement. The amount of common stock equivalents does not take into account the additional 195,927 Common Shares into which the currently outstanding Preferred Shares are convertible as of the record date of September 27, 2019 under the Series B Certificates of Designation.

(2)
The Schedule 13Ds for JPMorgan Chase Funding Inc. includes JPMorgan Chase & Co., a Delaware corporation. The address for both of these parties is 383 Madison Avenue, New York, New York 10179. Does not include the right to vote an additional 144,409 shares as of the record date of September 27, 2019 pursuant to the Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation and the B-4 Certificate of Designation.

(3)
The Schedule 13D for Juniper Capital Partners, LLC includes Juniper NVM, JCP Realty and Jay Wolf. The address for all of these parties is 11150 Santa Monica Blvd., Suite 1400, Los Angeles, California 90025. Includes 1,000,000 shares that Juniper NVM has the right to acquire by exercising a warrant that is exercisable within 60 days of September 27, 2019, the record date. Does not include the right to vote an additional 51,518 shares as of the record date of September 27, 2019 pursuant to the Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation.

Security Ownership of Named Executive Officers and Directors

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Lawrence D. Bain	2,074,745(1)	6.4
Jonathan T. Brohard	150,739(2)	*
Samuel J. Montes	248,691(3)	*
Leigh Feuerstein	59,355	*
Andrew Fishleder, M.D.	60,457	*
Michael M. Racy	59,355	*
Chad Parson	9,823,089 (4)	30.2
Lori Wittman	59,355	*
Jay Wolf	3,604,852(5)	11.1
All directors and executive officers as a group (9 persons)	16,140,638	49.6

*    Less than 1% of the number of shares of common stock outstanding.

(1)
Includes 924,745 shares of Common Stock held by Mr. Bain, 150,000 shares of Common Stock that Mr. Bain has the right to acquire by exercising options that are exercisable within 60 days of September 27, 2019, and 1,000,000 shares of Common Stock that an affiliate of Mr. Bain has the right to acquire by exercising warrants that are exercisable within 60 days of September 27, 2019.

(2)	Reflects the award of shares of restricted Common Stock which are subject to vesting and other restrictions, but with voting rights as to all shares as of the date of the award.

(3)
Reflects the award of 148,691 shares of restricted Common Stock which are subject to vesting and other restrictions, but with voting rights as to all shares as of the date of the award, and the award of 100,000 shares of Common Stock that Mr. Montes has the right to acquire by exercising options that are exercisable within 60 days of September 27, 2019.

(4)
Reflects the share information set forth on the Schedule 13D/A filed by Chase Funding on September 27, 2019. Excludes the 144,409 additional shares of Common Stock into which the shares of the Series B-2 and Series B-3 Preferred Stock held by Chase Funding are convertible as of September 27, 2019 pursuant to the Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation. Mr. Parson disclaims beneficial ownership of all of these shares.

(5)
Reflects the share information set forth on the Schedule 13D/A filed by Juniper Capital Partners, LLC on February 16, 2018. Excludes the 51,518 additional shares of Common Stock into which the shares of the Series B-1 Preferred Stock held by Juniper NVM and JCP Realty are convertible as of September 27, 2019 pursuant to the Second Amended and Restated B-1, B-2 and B-3 Certificate of Designation.

RELATED PARTY TRANSACTIONS
We give careful attention to related person transactions because they may present the potential for conflicts of interest. We refer to “related person transactions” as those transactions, arrangements, or relationships in which:

•	we were, are or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, director nominees, executive officers or greater-than five percent stockholders (or any of their immediate family members) had or will have a direct or indirect material interest.

To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related-party transactions. Neither the Audit Committee nor the Board has written policies or procedures with respect to the review, approval or ratification of related-party transactions. The Audit Committee approves or ratifies only those related person transactions that are determined by it to be, under all of the circumstances, in the best interest of the Company and its stockholders.
The following related-party transactions have occurred or been entered into since January 1, 2018.
Consulting Services Agreement with JCP Realty Advisors, LLC
In July 2014, the Company and JCP Realty Advisors, LLC (“JCP”) entered into a consulting services agreement (the “Consulting Agreement”) pursuant to which JCP agreed to perform various services for the Company, including, but not limited to, (a) advising the Company with respect to identifying, structuring, and analyzing investment opportunities, and (b) assisting the Company in managing and liquidating assets, including non-performing assets. Our director, Jay Wolf, is the Managing Member of Juniper Capital Partners, the parent company of JCP. The initial term of the Consulting Agreement was three years and was automatically renewable for an additional two years unless notice of termination was provided by either party. The Company and JCP entered into an amendment of the Consulting Agreement dated October 17, 2017 pursuant to which: (i) the term was extended for two years; (ii) the annual base consulting fee was reduced from $0.6 million to $0.45 million (subject to possible upward adjustment based on an annual review by our board of directors); and (iii) JCP is entitled to receive a maximum 1.25% origination fee on any loans or investments in real estate, preferred equity or mezzanine securities that are originated or identified by JCP (subject to a reduced fee based on the increasing size of the loan or investment). JCP is also entitled to legacy fee payments derived from the disposition of certain assets held by the Company as of December 31, 2010 to persons or opportunities arising through the efforts of JCP equal to 5.5% of the positive difference derived by subtracting (i) 110% of our December 31, 2010 valuation mark of that asset from (ii) the gross sales proceeds received from the sale of that asset (on a legacy asset by asset basis without any offset for losses realized on any individual asset sales). During the year ended December 31, 2018, we incurred base consulting fees to JCP of $0.45 million and JCP earned legacy fees of $0.2 million. The Consulting Agreement was terminated on July 24, 2019.

Park City, Utah Lakeside Investment
During 2015, the Company syndicated $1.7 million of its equity investment in Lakeside JV to several investors, including $1.1 million to one of the Company’s directors and preferred shareholders, $0.2 million to two other members of the Company’s board of directors, and $0.1 million to a partner of one of the Company’s outside law firms. The Company incurred legal or other professional fees totaling $0.1 million to that law firm for the year ended December 31, 2018. The Company had outstanding payables to that law firm totaling $2.0 thousand as of December 31, 2018. During the year ended December 31, 2017, certain of the investors in the Lakeside JV executed promissory notes in favor of a subsidiary of the Company totaling $0.7 million. The notes had an annual interest rate of 8% and were to mature at the earlier of 1) the date on which the sale of the Lakeside property occurs, or 2) September 17, 2019. During the year ended December 31, 2018, Lakeside JV sold its real estate assets and the notes were repaid along with accrued interest of $56,000.
Series B-3 Cumulative Convertible Preferred Stock Subscription Agreement and Warrant
On February 9, 2018, the Company entered into a Series B-3 Cumulative Convertible Preferred Stock Subscription Agreement (the “Series B-3 Subscription Agreement”) with Chase Funding pursuant to which Chase Funding agreed to purchase 2,352,941 shares (the “JPM Series B-3 Shares”) of Series B-3 Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B-3 Preferred Stock”, and together with the Series B-1 Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B-1 Preferred Stock”) and the Series B-2 Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B-2 Preferred Stock”), referred to herein as the “Series B Preferred Stock”), at a purchase price of $3.40 per share, for a total purchase price of $7,999,999.40. The Series B-3 Subscription Agreement contains various representations, warranties and other obligations and terms that are commonly contained in a subscription agreement of this nature. Concurrent with its issuance of these shares of Series B-3 Preferred Stock, the Company issued to Chase Funding a warrant to acquire up to 600,000 shares of the Company’s common stock (the “JPM Chase Warrant”). The JPM Chase Warrant is exercisable at any time on or after February 9, 2021 for a two (2) year period, and has an exercise price of $2.25 per share. The JPM Warrant provides for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to customary anti-dilution provisions based on future corporate events. The JPM Warrant is exercisable in cash, and subject to certain conditions may also be exercised on a cashless basis.
Amended and Restated Series B Investment Agreement
On February 9, 2018, concurrent with the execution of the Series B-3 Subscription Agreement, the Company, Juniper, and Chase Funding entered into an Amended and Restated Investment Agreement (the “A&R Series B Investment Agreement”) pursuant to which the Company made certain representations and agreed to abide by certain covenants, including covenants requiring the Company to maintain certain exemptions from registration as an investment company. In connection with the Company’s issuance of shares of its Series B-4 Preferred Stock to Chase Funding in September 2019, the parties entered into the Third Amended and Restated Investment Agreement (the “Third A&R Investment Agreement”), replacing the A&R Investment Agreement in its entirety. The material provisions of the Third A&R Investment Agreement are almost identical to the provisions of the A&R Investment Agreement, and are described below under “Third Amended and Restated Investment Agreement”.
Amended and Restated Investors’ Rights Agreement
On February 9, 2018, concurrent with the execution of the Series B-3 Subscription Agreement, the Company, Juniper, and Chase Funding entered into an Amended and Restated Investors’ Rights Agreement (the “A&R Investors’ Rights Agreement”) pursuant to which Juniper and Chase Funding were granted certain demand and other registration rights to cause the shares of Company common stock issuable upon conversion of the shares of Series B Preferred Stock to be registered under the Securities Act of 1933, as amended, (the “1933 Act”). In connection with the Company’s issuance of shares of its Series B-4 Preferred Stock to Chase Funding in September 2019, the parties entered into the Second Amended and Restated Investors’ Rights Agreement (the “Second A&R Investors’ Rights Agreement”) replacing the A&R Investors’ Rights Agreement in its entirety. The material provisions of the Second A&R Investors’ Rights Agreement are almost identical to the provisions of the A&R Investors’ Rights Agreement, and are described below under “Second Amended and Restated Investors’ Rights Agreement”.

Series A Senior Perpetual Preferred Stock Subscription Agreement
On May 31, 2018, the Company entered into a Series A Senior Perpetual Preferred Stock Subscription Agreement (the “Series A Subscription Agreement”) pursuant to which Chase Funding agreed to purchase 22,000 shares of Series A Senior Perpetual Preferred Stock, $0.01 par value per share, of the Company (the “Series A Preferred Stock”) at a purchase price of $1,000.00 per share (the “Face Value”), for a total purchase price of $22.0 Million. The Series A Subscription Agreement contains various representations, warranties and other obligations and terms that are commonly contained in a subscription agreement of this nature.
Second Amended and Restated Investment Agreement
On May 31, 2018, concurrent with the execution of the Series A Subscription Agreement, the Company, Juniper and Chase Funding entered into a Second Amended and Restated Investment Agreement (the “Second A&R Investment Agreement”) pursuant to which the Company made certain representations and agreed to abide by certain covenants, including covenants requiring the Company to maintain certain exemptions from registration as an investment company. In connection with the Company’s issuance of shares of its Series B-4 Preferred Stock to Chase Funding in September 2019, the parties entered into the Third Amended and Restated Investment Agreement (the “Third A&R Investment Agreement”), replacing the Second A&R Investment Agreement. The material provisions of the Third A&R Investment Agreement are almost identical to the provisions of the Second A&R Investment Agreement, and are described below under “Third Amended and Restated Investment Agreement”.
Consulting Agreement with Justin Bain
On June 15, 2016, the Company entered into a consulting agreement with Man Made Content, LLC, as subsequently amended and restated, with certain affiliates of Justin Bain for marketing and brand management services to the Company and its hotel properties. Justin Bain is the son of Lawrence D. Bain, Co-Chairman of the Board and Interim Chief Executive Officer of the Company. During the year ended December 31, 2018, the Company paid $154,000 to one of Justin Bain’s affiliates for services rendered under this consulting agreement.
Series B-4 Cumulative Convertible Preferred Stock Subscription Agreement
On September 25, 2019, the Company entered into a Series B-4 Cumulative Convertible Preferred Stock Subscription Agreement (the “Series B-4 Subscription Agreement”) with Chase Funding pursuant to which Chase Funding purchased 1,875,000 shares (the “JPM Series B-4 Shares”) of the Company’s Series B-4 Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B-4 Preferred Stock”) at a purchase price of $3.20 per share, for a total purchase price of $6.0 million. The Series B-4 Subscription Agreement contains various representations, warranties and other obligations and terms that are commonly contained in a subscription agreement of this nature.
Third Amended and Restated Investment Agreement
On September 25, 2019, concurrent with the execution of the Series B-4 Subscription Agreement, the Company, Juniper, and Chase Funding entered into the Third Amended and Restated Investment Agreement (the “Third A&R Investment Agreement”) pursuant to which the Company made certain representations and agreed to abide by certain covenants, including, but not limited to, (i) a covenant that the Company take all commercially reasonable actions as are reasonably necessary for the Company to be eligible to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), commonly referred to as the “Real Estate Exemption” and to use its best efforts to remain eligible to rely on that exemption at all times thereafter; and (ii) a covenant that the Company, within five (5) days of filing a quarterly or annual report with the SEC, deliver to Juniper and Chase Funding a written statement setting forth in reasonable detail the information and calculations reasonably necessary for Juniper and Chase Funding to determine whether the Company is then in compliance with the Real Estate Exemption or in the event the Company is not then in compliance, cause to be delivered to Juniper and Chase Funding a written opinion of the Company’s outside legal counsel that the Company is not an investment company as defined in Section 3(a)(1) of the Investment Company Act without relying on an exclusion from the definition of “investment company” in Section 3(b) or Section 3(c)

of the Investment Company Act or an exclusion in any rule promulgated under the Investment Company Act. The agreement further provides that the Company may not take any action, the result of which would reasonably be expected to cause the Company to become ineligible for the Real Estate Exemption without the prior written consent of Juniper and Chase Funding. The Company further agreed to refrain from taking certain actions prohibited by Section 13 of the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the rules and regulations adopted thereunder, until such time as Chase Funding determines, in its sole discretion, that Chase Funding could not be deemed to be an affiliate of the Company for purposes of the BHCA. In the event Chase Funding determines, in its sole discretion, that the Company violates any of the above covenants, and that violation is not cured within the period of time specified in the agreement, Juniper and Chase Funding have the right to demand that the Company purchase all of their Series B Preferred Shares at the Required Redemption Price as set forth in the Series B Certificates.
Second Amended and Restated Investors’ Rights Agreement:
On September 25, 2019, concurrent with the execution of the Series B-4 Subscription Agreement, the Company, Juniper and Chase Funding entered into the Second A&R Investors’ Rights Agreement pursuant to which Juniper and Chase Funding were granted certain demand and other registration rights to cause the shares of Company common stock issuable upon conversion of the shares of Series B Preferred Stock to be registered under the Securities Act of 1933, as amended, (the “1933 Act”). These registration rights may not be exercised unless and until any of the Company’s equity securities are listed on a national securities exchange. Pursuant to this agreement, a person holding at least 12.2% of the Series B Preferred Stock, or if none, the holders of 50% of the registrable securities (each, a “Major Investor”), have the right to demand the Company register that person(s)’ registrable securities on a Form S-11 or other similar long-form registration statement, provided that such demand rights are subject to certain limitations and conditions, including that the holder must expect that the registration of the shares will result in aggregate gross cash proceeds in excess of $10,000,000. Additionally, if all of the issued and outstanding shares of Series B Preferred Stock are converted into Common Stock or a Major Investor has notified the Company of their intent to convert their Series B Preferred Shares into Common Stock, the Company will be obligated to file a registration statement with the SEC in accordance with Rule 415 promulgated under the 1933 Act.
In addition to the foregoing registration rights, the Major Investors have certain rights to cause their registerable shares to be a part of an underwritten offering, either through their demand rights or the shelf registration rights outlined above. The agreement imposes various conditions on the Major Investors’ rights thereunder, including, but not limited to, that the Company shall not be obligated to effect more than three (3) demand registrations, file a registration statement within 120 days after the effective date of a previous registration statement filed pursuant to the agreement, or effect an underwritten offering on behalf of the Major Investors within certain time frames. The agreement also grants the stockholders that are a party thereto, piggyback rights whereby if the Company intends to register any of its securities (subject to certain exceptions, such as the filing of a Form S-8), the stockholders have the right to have all or a portion of their shares registered under that registration statement. The agreement provides the Major Investors certain information rights, and certain rights and obligations with respect to the preparation of registration statements, the Company’s obligation to keep any such registration statements effective for a certain period of time, and potential limitations on the number of shares of a Major Investor’s stock that may be included in any such registration statement.
Interim-CEO Consulting Services Agreement
On July 30, 2019, the “Company entered into a Consulting Services Agreement (the “Interim-CEO Consulting Services Agreement”) with ITH pursuant to which ITH agreed to provide certain consulting services to the Company for a ninety (90) day period commencing effective as of July 25, 2019, subject to automatic thirty (30) day renewals unless earlier terminated by the parties as provided therein. Lawrence D. Bain is the Managing Director of ITH. Mr. Bain had served as the Company’s Chairman of the Board and Chief Executive Officer from July 24, 2014 until July 24, 2019, at which time his employment terminated. Pursuant to the Interim-CEO Consulting Services Agreement, Mr. Bain has been appointed to fill a vacancy on the Board of Directors of the Company (created when Mr. Bain’s employment terminated and he stepped down from the Board of Directors)

and will serve as Co-Chairman and Interim Chief Executive Officer of the Company until his service as such is terminated by the Board of Directors of the Company for any or no reason. During such period, Mr. Bain will report to the Board of Directors of the Company. Mr. Bain also will serve as the interim chairman of the Investment Committee of the Board of Directors during this period. The Interim-CEO Consulting Services Agreement imposes certain limitations on the authority of Mr. Bain to act on behalf of the Company. In exchange for ITH’s services under this agreement, the Company has agreed to pay ITH a monthly consulting fee of $30,000. The agreement also contains various representations, protective covenants, termination provisions and other obligations and terms that are commonly contained in an agreement of this nature.
New Mexico Asset Consulting Agreement
On July 30, 2019, the Company and ITH also entered into a Consulting Services Agreement (the “New Mexico Asset Consulting Agreement”) pursuant to which ITH agreed to provide certain consulting services to the Company with respect to certain real property located in Sandoval County, New Mexico (the “New Mexico Asset”) for a period expiring on the earlier to occur of (a) consummation of the sale of all or substantially all of the New Mexico Asset and (b) December 31, 2022, unless such agreement is earlier terminated by the parties as provided therein. This agreement was entered into pursuant to the Termination of Employment Agreement, Release and Additional Compensation Agreement between Mr. Bain and the Company, dated as of April 9, 2019. During the term of the New Mexico Asset Consulting Agreement, Mr. Bain is obligated to report to the Company’s Board of Directors and will serve as president of various corporations that serve as general partner of those entities that own the New Mexico Asset. The agreement also imposes certain limitations on the authority of Mr. Bain to act on behalf of the Company. In exchange for ITH’s services under this agreement, the Company has agreed to pay ITH a base monthly consulting fee of $5,000 and an incentive bonus in the event that the cash consideration received from the sale of the New Mexico Asset exceeds certain minimum thresholds after payment of various reimbursements and expenses. The agreement also contains various representations, protective covenants, termination provisions and other obligations and terms that are commonly contained in an agreement of this nature.
Juniper Advisors Asset Management Agreement
Effective August 1, 2019, the Company entered into the Advisory Agreement with Juniper Advisors pursuant to which Juniper Advisors will manage certain assets of the Company, including the Company’s loan portfolio and certain of its legacy real estate owned properties. Under the terms of the Advisory Agreement, the Company will pay Juniper Advisors an annual management fee equal to 1.5% of the net asset value of certain assets under management and a performance fee equal to 20% of the net profits earned upon disposition of those assets after the Company has received an annualized 7% return on its investment in those assets and recovery of the Company’s basis in such assets. In connection with the Advisory Agreement, certain employees of the Company have transitioned to become employees of Juniper Advisors. Juniper Advisors also sublets a portion of the Company’s office space.
Jay Wolf and Alejandro Krys together own 50% of Juniper Advisors. Messrs. Wolf and Krys are also the owners of Juniper Capital Partners, the sole member of Juniper NVM and the manager of JCP Realty. JCP Realty and Juniper NVM are the collective holders of all the Series B-1 Shares. Mr. Wolf also serves on our Board of Directors and its Investment Committee.

SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING
The deadline for submitting a stockholder proposal for inclusion in the Company’s Proxy Statement and Form of Proxy for the Company’s annual meeting of stockholders to be held in 2020 (the “2020 Annual Meeting”) is currently expected to be April 23, 2020. Stockholder proposals should be directed to the Company via certified mail, Attention: Corporate Secretary, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, AZ 85253. Any stockholder proposal submitted other than for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must be delivered to the Company no later than April 23, 2020 or such proposal will be considered untimely. If a stockholder proposal is received after April 23, 2020, the Company may vote ALL proxies in its discretion as to the proposal.
ANNUAL REPORTS
The Company will furnish without charge to each person from whom a proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Forms 10-K and 10-K/A of the Company for the fiscal year ended December 31, 2018, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Forms 10-K and 10-K/A should be directed to: IMH Financial Corporation, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, AZ 85253, Attention: Corporate Secretary.
SOLICITATION OF PROXIES
The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview or telephone. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation.
OTHER MATTERS
The directors know of no other matters that are likely to be brought before the Annual Meeting. The Company did not receive notice of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
By Order of the Board of Directors

/s/ Jonathan Brohard

Jonathan Brohard
General Counsel and Corporate Secretary
October 10, 2019

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 19, 2019.

This proxy statement and our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2018 is available free of charge at www.envisionreports.com/IMH.

Exhibit A

NON-DISCRETIONARY
INVESTMENT ADVISORY AGREEMENT

This Non-Discretionary Investment Advisory Agreement (as may be amended, modified, supplemented or restated from time to time, this “Agreement”), is made and entered into as of August 14, 2019, with intended effect as of August 1, 2019, by and between JUNIPER INVESTMENT ADVISORS, LLC, a Delaware limited liability company (the “Investment Adviser”), and IMH FINANCIAL CORPORATION, a Delaware corporation (the “Client”).

Recitals
WHEREAS, the Client wishes to retain the Investment Adviser to provide certain non-discretionary investment advisory services to the Client in respect of the Account (as defined herein), and the Investment Adviser is willing to accept such appointment, in each case, subject to, and in accordance with, the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual promises contained herein, the Client and the Investment Adviser hereby agree as follows.

Agreement

1.	Engagement.

a.
The Client hereby engages the Investment Adviser to provide non-discretionary investment advisory services to the Client in respect of the Account, and the Investment Adviser accepts such engagement. For purposes hereof, the “Account” means such cash and other assets listed in Schedule A hereto, which cash and assets may be held in one or more accounts established and maintained by the Client or held by the Client in any other manner, less an unrestricted operating reserve established by the Client in an amount equal to the greater of (i) $8,000,000 or (ii) such other amount as the Client determines in good faith is reasonably necessary to meet contractual obligations of the Client that will become due and payable within 180 days (such amount, the “Operating Reserve”) and as adjusted for withdrawals and additional contributions made by the Client from time to time in accordance with this Agreement. Schedule A shall be amended from time to time as assets are acquired and/or disposed of by the Client. The Client agrees that during the term of this Agreement, (A) it shall contribute to the Account all of its cash in excess of the Operating Reserve, promptly upon receipt, and (B) it shall not withdraw any cash or other assets from the Account except as may be needed for the Operating Reserve.

Exhibit A

b.	The Client hereby engages the Investment Adviser to provide the services set forth in Schedule B hereto with respect to the loans included in the Account (the “Loan Assets”).

c.
The Investment Adviser shall continuously monitor and, upon request from the Client, review the Account and, taking into consideration all factors and circumstances that it determines to be relevant at the time (including, without limitation, the Investment Guidelines (as defined below)), the Investment Adviser shall make such investment recommendations to the IMH Investment Committee (as defined below) as the Investment Adviser considers to be appropriate. For purposes hereof, the “IMH Investment Committee” shall mean the investment committee appointed by the Client to, among other things, make investment decisions on behalf of the Account. The members of the IMH Investment Committee currently are Chad Parson, Lawrence Bain, and Jay Wolf. The Investment Adviser acknowledges that each action taken by the IMH Investment Committee at any given time must be approved by the unanimous vote of its members at such time. The Client shall promptly notify the Investment Adviser of any changes to the composition of the IMH Investment Committee’s membership. For the avoidance of doubt, the Investment Adviser shall not have any discretion to acquire any assets for, or to sell any assets that compose, the Account at any time.

d.
The physical possession of the Account shall at all times be held, controlled, and administered by one or more qualified custodians designated by the Client (each, a “Custodian”). The Investment Adviser shall under no circumstances act as a custodian for the Account or otherwise have physical custody or control of the Account. The Investment Adviser and the Client acknowledge and agree that the Investment Adviser (i) has not received nor has had access to, in each case, as of the date of this Agreement, and (ii) shall not receive nor shall have access to, in each case, at any time during the term of this Agreement, any custodial agreement between the Client or the Account on the one hand, and any Custodian on the other hand. For the avoidance of doubt, the Investment Adviser shall not be liable for any act or omission of any Custodian.

e.
The Client shall provide the Investment Adviser with the investment guidelines for the Account setting forth, among other things, the investment policy, objectives, risk tolerance, and restrictions (if any) governing the Account (the “Investment Guidelines”). The Client agrees to notify the Investment Adviser in writing of any changes or modifications to the Investment Guidelines or any other matters affecting the Account which are material to the Investment Adviser’s performance of its duties hereunder. For the avoidance of doubt, the Investment Adviser shall not be bound by any such change, modification or matter described in the immediately preceding sentence (including changes to the Investment Guidelines) unless and until it has been given actual notice thereof pursuant to Section 23.

f.	The Investment Adviser shall provide the Client with a report (each, a “Valuation Report”) within 15 business days following the end of each month that lists the

41131889.18                         2

Exhibit A

valuation of each asset in the Account as of the end of such month, as determined pursuant to Section 6. The Investment Adviser shall provide to the Client, at the Client’s sole expense, documentation supporting any valuation included in a Valuation Report as the Client may reasonably request from time to time. The costs and expenses of Valuation Reports relating to assets added to the Account as of the date hereof (such assets, the “Transferred Assets”) shall be borne solely by the Client (and not the Account). The costs and expenses of Valuation Reports relating to assets acquired by the Client for the Account on or after the date hereof (the “Acquired Assets”) shall be borne solely by the Account as an Account Expense (as defined herein).

g.
The Investment Adviser acknowledges and agrees that the Client’s execution of this Agreement is contingent on the Client’s shareholders duly ratifying such execution on a post-closing basis. In the event that the Client’s shareholders do not ratify the Client’s execution of this Agreement, (i) each of the Investment Adviser and the Client acknowledges and agrees that, subject to Section 14.d, the rest of the provisions of this Agreement shall be deemed to have no effect and shall be null and void and (ii) the Client acknowledges and agrees that (A) it shall promptly pay to the Investment Adviser the Cumulative Deficit (as defined below), which shall be calculated in accordance with Section 14.c and (B) for purposes of such calculation, the Discount Percentage (as defined below) shall be 50%.

2.	Representations and Warranties of the Investment Adviser. The Investment Adviser represents and warrants to the Client that:

a.
the Investment Adviser is duly organized as a limited liability company under the laws of the State of Delaware. The Investment Adviser has full power and authority to execute and deliver and to carry out the terms of this Agreement;

b.
this Agreement constitutes a legal, valid, and binding obligation of the Investment Adviser, subject to (i) bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, and (iii) considerations of public policy relating to indemnification;

c.
the execution, delivery, and performance of this Agreement by the Investment Adviser does not violate any obligation by which the Investment Adviser is bound, whether arising by contract, operation of law, or otherwise;

d.
the Investment Adviser has all licenses and registrations necessary to carry out the services described herein and, without limiting the generality of the foregoing, is registered as an “investment adviser” under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

e.
the Investment Adviser has adopted, adheres to, and utilizes, policies, procedures, systems, and operations that are independent of those of the Client, provided, that the Investment Adviser subleases office space from the Client pursuant to a separate agreement but under such arrangement, the Investment Adviser (i) maintains a

41131889.18                         3

Exhibit A

designated space within the Client’s office space, and (ii) has adopted and follows procedures that are reasonably designed to prevent any sharing of information between the Investment Adviser’s personnel and the Client’s personnel (the “Information Sharing Procedures”);

f.	the Investment Adviser has provided the Client with the Information Sharing Procedures and shall provide the Client with prompt notice of any material amendments thereto;

g.	the Investment Adviser is in compliance with all applicable laws, rules and regulations, including, without limitation, the Advisers Act;

h.	this Agreement constitutes an arm’s-length agreement between the Client and the Investment Adviser;

i.
neither the Investment Adviser nor any person in control of, controlled by, or under common control with the Investment Adviser, is (i) a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), (ii) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control or any similar or comparable list promulgated by any governmental authority, (iii) a non-U.S. bank without a physical presence in any country or providing banking services indirectly to such a bank, or (iv) otherwise prohibited by applicable law from providing advice or services to the Account (each person described in the foregoing clauses (i) through (iv), an “Adviser Prohibited Person”);

j.
neither the Investment Adviser nor any person in control of, controlled by, or under common control with the Investment Adviser has engaged or will engage in any dealings or transactions, or otherwise be knowingly associated with, any Adviser Prohibited Person; and

k.
upon request, the Investment Adviser will provide reasonable assistance to the Account’s auditors (at the Client’s sole expense) in connection with the annual audit and quarterly reviews of the Account.

The representations and warranties in this Section 2 shall be continuing during the term of this Agreement. If at any time during the term of this Agreement any event has occurred that would make any of the representations and warranties in this Section 2 untrue or inaccurate in any material respect if such representation or warranty were to be made as of any subsequent date, then the Investment Adviser shall promptly notify the Client of such event.

3.	Representations and Warranties of the Client. The Client represents and warrants to the Investment Adviser that:

41131889.18                         4

Exhibit A

a.	the Client is duly organized as a corporation under the laws of the State of Delaware. The Client has full power and authority to execute and deliver and to carry out the terms of this Agreement;

b.
this Agreement constitutes a legal, valid, and binding obligation of the Client, subject to (i) bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, and (iii) considerations of public policy relating to indemnification;

c.
the execution, delivery, and performance of this Agreement by the Client does not violate any obligation by which the Client or the Account is bound, whether arising by contract, operation of law or otherwise;

d.
the Client does not have any affiliated public companies. For the avoidance of doubt, none of J.P. Morgan Chase & Co. or its affiliates shall be deemed to be an “affiliated public company” for purposes of this clause (d);

e.	the Client is a “qualified client” as defined pursuant to Rule 205-3 promulgated under the Advisers Act;

f.	this Agreement constitutes an arm’s-length agreement between the Client and the Investment Adviser;

g.
the Client has such knowledge and experience in financial and business matters that the Client is capable of evaluating the merits and risks of entering into this Agreement, including the establishment of the non-discretionary investment advisory relationship hereunder. The Client understands that the Investment Adviser does not guarantee the performance of the Account or any specific level of performance, or the success of the Investment Adviser’s overall services in respect of the Account;

h.
the Client has conducted its own due diligence and investigation of the Investment Adviser and has determined, on its own accord, after consulting with its legal, tax, financial, and other advisers to the extent the Client has determined to be necessary or desirable, that it is in the best interests of the Client to enter into this Agreement;

i.
the Client does not know or have any reason to suspect that (i) any portion of the Account has been or will be directly or indirectly derived from or related to (A) any illegal activities, or (B) any person with whom the Investment Adviser is prohibited by applicable law from conducting business, or (ii) the proceeds from the Account will be directly or indirectly (A) used to finance any illegal activities or (B) distributed, paid or transferred to any person with whom the Investment Adviser is prohibited by applicable law from conducting business;

j.
neither the Client, nor any person having a direct beneficial interest in the Account, nor any person in control of, controlled by, or under common control with the Client, is (i) a person listed in the Annex to Executive Order No. 13224 (2001) issued by the

41131889.18                         5

Exhibit A

President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), (ii) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control or any similar or comparable list promulgated by any governmental authority, (iii) a non-U.S. bank without a physical presence in any country or providing banking services indirectly to such a bank, or (iv) otherwise prohibited by applicable law from having a direct or indirect beneficial interest in the Account (each person described in the foregoing clauses (i) through (iv), a “Client Prohibited Person”);

k.
neither the Client, nor any person having a direct beneficial interest in the Account, nor any person in control of, controlled by, or under common control with the Client has engaged or will engage in any dealings or transactions, or otherwise be knowingly associated with, any Client Prohibited Person, provided, that the representation provided by the Client under this clause (k) shall not apply in respect of the Client’s shareholders;

l.
the Client has received the Investment Adviser’s policies and procedures regarding the use and safekeeping of personal information, and by executing this Agreement, the Client acknowledges that it has read and understands the Investment Adviser’s privacy policy; and

m.	the Client has received Part 2A of the Investment Adviser’s Form ADV, as required by Rule 204‑3 under the Advisers Act.
The representations and warranties in this Section 3 shall be continuing during the term of this Agreement. If at any time during the term of this Agreement any event has occurred that would make any of the representations and warranties in this Section 3 untrue or inaccurate in any material respect if such representation or warranty were to be made as of any subsequent date, then the Client shall promptly notify the Investment Adviser of such event.
If the Client has not received Part 2A of the Investment Adviser’s Form ADV more than 48 hours prior to the date of execution of this Agreement, the Client understands that it may terminate this Agreement without penalty within five business days after such date of execution, provided, that any investment action recommended by the Investment Adviser and taken by the IMH Investment Committee with respect to the Account prior to any such termination will be at the Client’s risk.

4.	Proxies. The Investment Adviser shall not vote proxies for the Account but shall forward any proxies to the Client who shall be responsible for voting such proxies.

5.
Management Fees and Performance Compensation. The Investment Adviser shall receive from the Client, as compensation for its services hereunder, the Management Fee and the Performance Compensation (each, as defined herein), which shall be calculated and paid, allocated or distributed, as the case may be, in accordance with Schedule C attached hereto.

41131889.18                         6

Exhibit A

6.
Valuation. For all purposes of this Agreement, including the preparation of the Valuation Reports, the computation of the Management Fee and the Performance Compensation, and any other accounting as may be required hereunder, the fair value of each asset in the Account shall be as determined by the Investment Adviser in accordance with the valuation policy attached hereto as Schedule G (the “Valuation Policy”), provided, that the Investment Adviser may, from time to time and in its discretion, engage any independent, nationally recognized investment banking firm or other appropriate independent, appropriately recognized expert to value any Account asset (each, a “Valuation Agent”), provided, further that the Client may object to any Valuation Agent previously engaged by the Investment Adviser pursuant to this Section 6 and select an alternative Valuation Agent to be engaged to value Account assets. The fees and expenses of each Valuation Agent that has been engaged to value Transferred Assets shall be borne solely by the Client (and not the Account). The fees and expenses of each Valuation Agent that has been engaged to value Acquired Assets shall be borne solely by the Account as an Account Expense. The Investment Adviser shall provide the Client with prompt notice of any material amendments to the Valuation Policy.

7.
Account Expenses. The Account shall bear all costs, fees, expenses, and liabilities that are incurred by, or arise out of the operation of, the Account (collectively, “Account Expenses”), including, without limitation: (a) all expenses incurred by the Investment Adviser and its affiliates in connection with the Investment Adviser’s non-discretionary investment advisory services hereunder, including, without limitation, expenses relating to the investigation, development, negotiation, structuring, acquisition, trading, settling, valuing, monitoring, holding, and disposing of any Account asset, and legal, tax, accounting and travel (including transportation, meal and accommodation) expenses relating thereto; (b) the costs and expenses relating to certain Valuation Reports provided by the Investment Adviser in accordance with Section 1.f; (c) the fees and expenses of any service providers engaged on behalf of the Account (including, without limitation, certain Valuation Agents engaged in accordance with Section 6), (d) all expenses incurred by the Investment Adviser and its affiliates in connection with the Investment Adviser’s servicing activities hereunder, including, without limitation, expenses related to enforcement of the Loan Assets (e.g., the fees and expenses of any outside counsel and independent accountants engaged in connection with such enforcement); and (e) any indemnity obligations; provided, however, the Investment Adviser shall bear all costs, fees and expenses with respect to (i) the preparation and filing of any partnership income tax return of the Tax Partnership (defined below); and (ii) any inquiries, audits or other proceedings initiated by the applicable tax authorities regarding the tax treatment or tax consequences of the Tax Partnership. To the extent that Account Expenses to be borne by the Account are paid by the Investment Adviser, the Account shall promptly reimburse the Investment Adviser for such Account Expenses. For the avoidance of doubt, the Investment Adviser shall bear all of its own overhead costs and expenses, including any costs and expenses relating to its office space, facilities and supplies and the compensation of its personnel.

8.
Tax Matters. The Investment Adviser and the Client intend to characterize this Agreement for federal income tax purposes as a partnership in accordance with Sections 761(a) and 7701(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder and relevant judicial decisions. Accordingly, the

41131889.18                         7

Exhibit A

Investment Adviser and the Client agree to treat such economic arrangement as a tax partnership for federal and state income tax purposes only (the “Tax Partnership”) in accordance with the provisions of this Agreement, including Schedule F hereto, and shall take any actions reasonable and necessary to have this Agreement treated as a partnership for purposes of the Code, so that each of the Investment Adviser and the Client will be treated as a partner under the Code.

9.	Standard of Liability; Indemnification.

a.
Neither the Investment Adviser nor its directors, officers, shareholders, partners, members, employees, and controlling persons (as such term is defined under the Securities Act of 1933, as amended) nor its affiliates nor their respective directors, officers, shareholders, partners, members, employees, or controlling persons (each, an “Adviser Related Person”) shall be liable to the Client, the IMH Investment Committee or to the directors, officers, shareholders, partners, members, employees and controlling persons of the Client or the IMH Investment Committee or the affiliates of the Client or the IMH Investment Committee or their respective directors, officers, shareholders, partners, members, employees, and controlling persons (each, a “Client Group Member”) for any losses, damages, liabilities, costs, or expenses suffered or incurred by any Client Group Member in connection with the performance of the Investment Adviser of its duties and obligations under this Agreement, except for losses, damages, liabilities, costs, or expenses resulting from (i) the gross negligence, willful malfeasance, or bad faith on the part of the Investment Adviser in the performance of any of its duties or obligations under this Agreement, or a breach of this Agreement by the Investment Adviser that results in a material adverse effect on the Client, in each case, as ultimately determined in a court or arbitral panel of competent jurisdiction, or (ii) a “determination” within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign law that the Tax Partnership is not properly characterized as a partnership for income tax purposes, provided, that nothing herein shall constitute a waiver or limitation of any rights which the Client may have under applicable securities or other laws.

b.
No Client Group Member shall be liable to an Adviser Related Person for any losses, damages, liabilities, costs, or expenses suffered or incurred by any Adviser Related Person that is (i) ultimately determined by a court or arbitral panel of competent jurisdiction to be primarily attributable to (A) the willful malfeasance or bad faith of the Investment Adviser in the performance of any of its duties or obligations under this Agreement or (B) a breach of this Agreement by the Investment Adviser that results in a material adverse effect on the Client or (ii) primarily attributable to a “determination” within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign law that the Tax Partnership is not properly characterized as a partnership for income tax purposes.

c.	The Client shall indemnify, defend, and hold harmless each Adviser Related Person from and against any and all claims, actions, and proceedings relating to the activities

41131889.18                         8

Exhibit A

undertaken by the Investment Adviser pursuant to this Agreement or to a breach of this Agreement by the Client, and all losses, damages, liabilities, costs, and expenses suffered or incurred by such Adviser Related Person in connection with the performance of the Investment Adviser of its duties and obligations under this Agreement (including amounts paid in settlement, provided, that the Client has approved such settlement resulting from any such claim, action or proceeding, such approval not to be unreasonably withheld, delayed or conditioned, and reasonable legal expenses), except for losses, damages, liabilities, costs, and expenses resulting from (i) the gross negligence, willful malfeasance, or bad faith on the part of the Investment Adviser in the performance of any of its duties or obligations under this Agreement, or a breach of this Agreement by the Investment Adviser that results in a material adverse effect on the Client, in each case, as ultimately determined in a court or arbitral panel of competent jurisdiction or (ii) a “determination” within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign law that the Tax Partnership is not properly characterized as a partnership for income tax purposes, provided, that nothing herein shall constitute a waiver or limitation of any rights which the Client may have under applicable securities or other laws.

d.
The Investment Adviser shall indemnify, defend, and hold harmless each Client Group Member from and against and all losses, damages, liabilities, costs, and expenses suffered or incurred by such Client Group Member (including amounts paid in settlement, provided, that the Investment Adviser has approved such settlement resulting from any such claim, action or proceeding, such approval not to be unreasonably withheld, delayed or conditioned, and reasonable legal expenses) that is (i) ultimately determined by a court or arbitral panel of competent jurisdiction to be primarily attributable to (A) the willful malfeasance or bad faith of the Investment Adviser in the performance of any of its duties or obligations under this Agreement or (B) a breach of this Agreement by the Investment Adviser that results in a material adverse effect on the Client, or (ii) primarily attributable to a “determination” within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign law that the Tax Partnership is not properly characterized as a partnership for income tax purposes.

e.
Amounts incurred or incurable by an Adviser Related Person that may be indemnifiable under Section 9.c shall be advanced by the Client upon request by the Investment Adviser, provided, that such Adviser Related Person executes an undertaking that such Adviser Related Person will repay such advanced amounts to the extent it is ultimately determined in a court or arbitral panel of competent jurisdiction that such Adviser Related Person is ineligible for indemnification under Section 9.c for such advanced amounts.

f.
For the avoidance of doubt and notwithstanding anything to the contrary herein, in the event that the Client and the Investment Adviser mutually agree that the Investment Adviser shall provide, under this Agreement, non-discretionary advisory services to the Client in respect of L’Auberge de Sonoma Resort Fund, LLC, in addition to such

41131889.18                         9

Exhibit A

other terms as may be mutually agreed between the Client and the Investment Adviser, the exculpation and indemnification provisions of Section 9 of this Agreement shall apply in respect of such services.

10.
No Discretionary Authority. Nothing in this Agreement shall give the Investment Adviser any discretionary authority over the Account, including the authority to direct any purchase on behalf of, or sale of any portion of, the Account or to take possession of any portion of the Account. To the extent that the IMH Investment Committee desires to implement any recommendations made by the Investment Adviser, the IMH Investment Committee shall be solely responsible for implementing those recommendations.

11.
Independent Contractor Status. The Investment Adviser is an independent contractor and, subject to the next sentence, is not a partner, employee, or agent of the Client. No provision of this Agreement shall be deemed or construed to constitute a partnership (including a limited partnership) or joint venture, or any party hereto a partner or joint venturer of or with any other party hereto, for any purpose other than federal and state income tax purposes.

12.	Acknowledgments and Consents. The Client hereby acknowledges and consents to the following:

a.
the Investment Adviser and other Adviser Related Persons may render investment advisory services to other investors and institutions and may own, purchase or sell securities or other assets for its own account or the account of others similar to the Account. The investment strategies employed hereunder may differ from those employed on behalf of other clients or with respect to any Adviser Related Person’s own investments. Nothing in this Agreement shall be deemed to impose upon the Investment Adviser any obligation to recommend for the Account any security or other asset that the Investment Adviser, in its sole discretion, pursuant to this Agreement believes to be unsuitable, impractical or undesirable for the Client;

b.
the Investment Adviser makes no representation as to the success of any investment strategy or security or other asset recommended to the Client, and no Adviser Related Person shall be liable to any Client Group Member for any error in judgment or any act or omission to act; and

c.
by reason of the Investment Adviser’s investment advisory activities, the Investment Adviser may acquire confidential information or be restricted from recommending transactions in certain securities or other assets. The Client acknowledges and agrees that the Investment Adviser will not be free to divulge to the Client, or to act upon, any such confidential information with respect to the Investment Adviser’s services under this Agreement and that, due to such restriction, the Investment Adviser may not recommend a transaction the Investment Adviser otherwise might have recommended to the IMH Investment Committee.

13.	Change in Principal Staff of the Investment Adviser. The Investment Adviser shall notify the Client of changes in the portfolio managers primarily responsible for the Account.

41131889.18                         10

Exhibit A

14.	Term; Termination and Survival.

a.
Subject to the other provisions of this Section 14, this Agreement shall remain in full force and effect, to the extent permitted by applicable law, until such time as terminated by (i) the Client or the Investment Adviser upon 30 calendar days written notice to the other or (ii) by the Client upon written notice to the Investment Adviser in the event of a breach of Section 15 by the Investment Adviser. For the avoidance of doubt, the Investment Adviser shall be under no obligation to recommend any action with regard to the Account from and after such termination.

b.
The Client acknowledges that: (i) prior to this Agreement, the Client had previously relied on certain of its internal personnel (the “Client Internal Managers”) to manage the Account and had borne entirely the overhead and other expenses necessary for such management, including the salaries and other compensation of the Client Internal Managers; (ii) due to budgetary constraints, the Client is unable to continue to employ the Client Internal Managers and thus is unable to continue to manage the Account internally; (iii) at the request of the Client, the Investment Adviser is employing certain of the Client Internal Managers to assist the Investment Adviser in performing non-discretionary investment advisory services with respect to the Account or otherwise bearing a portion of the Client’s overhead costs, the estimated costs of which are set forth in Schedule H hereto; (iv) the transfer of the employment of such Client Internal Managers from the Client to the Investment Adviser and the bearing by the Investment Adviser of such overhead costs will benefit the Client, including by creating substantial savings for the Client and allowing better continuity in the management of the Account; (v) the Client Internal Managers employed by the Investment Adviser are in excess of the personnel necessary for the Investment Adviser to perform its obligations under this Agreement; (vi) accommodating the Client’s desire for the Investment Adviser to employ the Client Internal Managers and bear such overhead costs will cause the Investment Adviser to incur operating expenses in excess of the Management Fee with the result that the Investment Adviser will suffer the economic disadvantage of operating at a deficit under this Agreement; and (vii) accordingly, the economic arrangements contemplated in Section 14.c are fair and reasonable to ensure that the Investment Adviser is not unfairly disadvantaged by accommodating the Client.

c.
For purposes of this Section 14.c, “Cumulative Deficit” means, the excess (if any) of (i) the amount set forth in Schedule H hereto, over (ii) the cumulative Management Fees received by the Investment Adviser under this Agreement, in each case, with respect to the period beginning as of the date hereof and ending as of the termination of this Agreement. In the event this Agreement is terminated other than for Cause (as defined below), the Client shall pay to the Investment Adviser, no later than the effective date of the termination of this Agreement, a termination fee equal to the product of (x) the Cumulative Deficit multiplied by (y) the Discount Percentage. The “Discount Percentage” initially shall be 100% but shall be decreased by 4 and 1/6th % for each full month in which this Agreement is in effect (e.g., if this Agreement were terminated immediately following the one-year anniversary of its execution date, the

41131889.18                         11

Exhibit A

Discount Percentage would be 50%). “Cause” shall mean the gross negligence, willful malfeasance, or bad faith on the part of the Investment Adviser in the performance of any of its duties or obligations under this Agreement, or a breach of this Agreement by the Investment Adviser that results in a material adverse effect on the Client. The Investment Adviser and the Client agree that a breach of Section 2.d of this Agreement shall be deemed to have a material adverse effect on the Client.

d.	Notwithstanding the foregoing the provisions of Sections 5, 6, 8, 9, 11, 12, 15, 20, 21, and 23 through 26 shall survive the termination of this Agreement.

15.
No Solicitation. During the term of this Agreement and for a period of 12 months thereafter, the Investment Adviser shall not, directly or indirectly, without the prior written consent of the Client, (a) hire, solicit, recruit, induce, procure or attempt to hire, solicit, recruit induce or procure the services of any employee or consultant of the Client or its affiliates, other than the Client Internal Managers, Lawrence Bain, and Maggie Craft or (b) assist in the hiring of any such person by any other individual, sole proprietorship, company, partnership, broker-dealer, investment adviser, investment company or any other enterprise.

16.
Most Favored Nation. If, on or after the date hereof, the Investment Adviser or any of its affiliates enters into any investment management agreement or other managed account agreement with any investor in respect of a separately managed account pursuing a real estate or real estate-related strategy (each, an “Other Managed Account”), and such investment management agreement or other managed account agreement establishes rights or benefits in favor of such Other Managed Account that are more favorable in any material respect (such rights and benefits, the “More Favorable Rights”) than the rights and benefits established in favor of the Account pursuant to this Agreement, then the Investment Adviser shall (x) notify the Client of such More Favorable Rights and (y) offer to the Account (the “MFN Offer”) the opportunity to elect to receive such More Favorable Rights, subject to the acceptance by the Account of all restrictions, obligations, and burdens or conditions related to such More Favorable Rights (including, without limitation, in the event that the Net Asset Value (as defined herein) of such Other Managed Account is greater than the Net Asset Value of the Account, in each case, as of the date that such MFN Offer would be made, by contributing additional assets to the Account such that the Account’s Net Asset Value after such contribution is equal to or greater than the Net Asset Value of such Other Managed Account). To exercise its right to elect any More Favorable Rights under this Section 16, the Client must provide written notice to the Investment Adviser within 30 calendar days after the date it receives the applicable MFN Offer. Notwithstanding the foregoing, the Client acknowledges and agrees that it will not (a) receive any More Favorable Rights established in favor of any investor in a commingled fund sponsored or advised by the Investment Adviser or its affiliates, (b) receive any More Favorable Rights established in favor of any investor that is a partner, member, officer or employee of the Investment Adviser or any of its affiliates, any family member of any of the foregoing or any trust, partnership or other entity established primarily for the benefit of any of the foregoing, and (c) receive any More Favorable Rights established in favor of any investor to (i) comply with laws and regulations to which such investor is subject and to which the Client is not equally subject, (ii) address investor eligibility requirements or

41131889.18                         12

Exhibit A

anti-money laundering issues, or (iii) address the regulatory, tax or other particular status of such investor if the Client does not have a regulatory, tax or other particular status that is the same or substantially similar to the status of such investor.

17.
Capacity. The Investment Adviser acknowledges the Client’s interest in opportunities to invest in commingled funds sponsored by the Investment Adviser and its affiliates. As such, the Investment Adviser hereby agrees (a) to notify the Client of the launch of any such commingled fund; (b) that the Client shall be permitted to invest in such commingled fund on the best terms offered to any other investor in such commingled fund, as reasonably determined by the Client; and (c) that the Client shall be permitted to withdraw all or a portion of the Account or terminate this Agreement, in each case without penalty or the requirement to pay any Cumulative Deficit pursuant to Section 14.c; provided that the Client offers to invest any withdrawn assets or assets of the Account, as applicable, in such commingled fund.

18.
Amendment. This Agreement (including all Schedules hereto) constitutes the entire agreement of the parties hereto with respect to the Account and can be amended only by a written instrument signed by the Investment Adviser and the Client.

19.
Assignment. The Investment Adviser shall not assign (as such term is defined in the Advisers Act) this Agreement or any of its rights or obligations hereunder without the prior written consent of the Client. The Client shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Investment Adviser.

20.
Governing Law. This Agreement is made and shall be construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles, subject in all cases to the provisions of the Advisers Act, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, provided, that the enforceability of Section 21 shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq., and not the laws of the State of Delaware.

21.
Dispute Resolution. Except as set forth in Section 20, any and all disputes, claims or controversies arising out of or relating to this Agreement, including any and all disputes, claims or controversies arising out of, in connection with or relating to (a) the relationship between or among the parties hereto, (b) any party’s rights and obligations hereunder, (c) the validity or scope of any provision of this Agreement, (d) whether a particular dispute, claim or controversy is subject to arbitration under this Section 21, and (e) the power and authority of any arbitrator selected hereunder, that are not resolved by mutual agreement by the parties hereto shall be submitted exclusively to final and binding arbitration before JAMS (“JAMS”) pursuant to the Federal Arbitration Act, 9 U.S.C. § 1 et seq. Either party thereto may commence the arbitration process by filing a written demand for arbitration with JAMS and delivering a copy of such demand to the other party hereto. The arbitration shall take place in Scottsdale, Arizona in accordance with the provisions of the JAMS commercial arbitration rules and procedures in effect at the time of filing of the demand for arbitration. Each party hereto shall pay its own respective costs and fees incurred thereby unless otherwise mutually agreed by the parties hereto. Subject to the immediately preceding sentence, each party hereto shall pay one-half of the costs and fees charged by the arbitrator in connection with the arbitration. To

41131889.18                         13

Exhibit A

the extent permitted by applicable law, the arbitrator shall have the power to order injunctive relief and shall expeditiously act on any petition for such relief. To the extent permitted by applicable law, the arbitrator shall have the power to order injunctive relief and shall expeditiously act on any petition for such relief. The provisions of this Section 21 may be enforced by any court of competent jurisdiction, and, to the extent permitted by applicable law, the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered. Notwithstanding any provision of this Agreement to the contrary, each party hereto shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of the provisions of this Agreement pending a final determination on the merits by the arbitrator, and each party hereby consents that such a restraining order or injunction may be granted without the necessity of posting any bond.

22.
Confidentiality. The Investment Adviser and the Client (for purposes of this Section 22 only, each, a “Party” and together the “Parties”) hereby agree that all of the information provided to a Party by the other Party shall be considered proprietary and confidential in nature (hereinafter, the “Confidential Information”) and, as such, shall not be disclosed or revealed or caused to be disclosed or revealed, in any manner, to any non-party to this Agreement, and shall not be used for any purpose other than as set forth in this Agreement, except: (a) as may be required by law or any judicial, regulatory or self-regulatory authority, provided that, unless otherwise prohibited by law, rule or regulation, notice of any such disclosure is at the time sent to the other Party, except that no notice will be required for routine regulatory filings; (b) as either Party may consent to specifically in advance in writing; and (c) any such Confidential Information may be disclosed to each Party’s officers, directors, employees, consultants, contractors, advisers, and fiduciaries (“Representatives”) who need to know such information in order to carry out the purpose of the disclosure and so long as they agree to keep it confidential. “Confidential Information” does not include any information which (i) is or subsequently becomes published or available to the public other than by breach of this Agreement, (ii) is received by the receiving Party from a non-Party not in breach of any obligation of confidentiality, (iii) is independently developed by the receiving Party, or (iv) was in the receiving Party’s possession or known to the receiving Party before the disclosing Party disclosed it to the receiving Party. Each Party acknowledges that the provisions of this Section 22 are reasonable and necessary for the protection of the other Party and its affiliates, and such other Party or its affiliates will be irrevocably damaged if the covenants herein are not specifically enforced and, accordingly, each Party hereby further agrees that, in addition to any other relief or remedies available to it, it shall be entitled to seek and obtain an appropriate injunction or other equitable remedy from a court with proper jurisdiction for the purposes of restraining the other Party from any actual or threatened breach of such covenant, and no bond or security will be required in connection therewith. In any event, a Party shall be responsible for any breach of this Agreement by any of its Representatives, and the each Party agrees, at its sole expense, to take all reasonable measures (including, without limitation, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information.

41131889.18                         14

Exhibit A

23.
Reports and Notices. Any notice, consent, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the person or to an officer of the person (as designated by such person to receive any such notice or, in the absence of such designation, any officer of such person) to whom the same is directed, or (b) sent by facsimile, recognized courier service, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Client, then to:

IMH Financial Corporation
7001 N. Scottsdale Rd., Suite 2050
Scottsdale, Arizona 85253
Telephone: 480-840-8400
Facsimile: 480-840-8401
E-mail: legal@imhfc.com
Attn: Legal Department

with a copy to:

Daniel Bresler
Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Telephone: (212) 574-1203
Email: bresler@sewkis.com

If to the Investment Adviser, then to:

Juniper Investment Advisors, LLC
Juniper Investment Advisors, LLC
7001 N. Scottsdale Rd., Suite 2050
Scottsdale, AZ 85253
Attention: Legal Department
Email: legal@jreia.com

with a copy to:

C. David Lee
David S. Hong
Munger, Tolles & Olson LLP
350 South Grand Avenue
Los Angeles, CA 90071
Tel: 213-683-9100
david.lee@mto.com
david.hong@mto.com

41131889.18                         15

Exhibit A

or (c) sent by electronic mail to the electronic mail account designated from time to time for notice purposes by the person to whom such notice is directed. Any such notice shall be deemed to be delivered, given and received for all purposes as of (x) the date so delivered, if delivered personally, (y) upon receipt, if sent by electronic mail, facsimile or courier service, or (z) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail.

24.
Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof, unless the elimination of such provision substantially impairs either party’s rights or benefits arising under the Agreement, provided, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

25.
Waiver. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts.

26.
Miscellaneous. This Agreement, including all Schedules hereto, constitutes the entire understanding between the parties hereto relating to the subject matter contained herein and supersedes all prior discussions and writings between them. Neither party shall be bound by any condition, warranty or representation other than as expressly stated in this Agreement or as subsequently set forth in a writing signed by both parties. With effect from the date first above written and in respect of any period starting on or after such date, this Agreement shall exclusively control and govern the mutual rights and obligations of the parties with respect to the Accounts and Assets. This Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the parties, and their heirs’ personal representatives and successors. The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall together constitute one document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

41131889.18                         16

Exhibit A

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CLIENT:

IMH FINANCIAL CORPORATION

By: /s/ Jonathan Brohard
Name: Jonathan Brohard
Title: EVP & General Counsel

INVESTMENT ADVISER:

JUNIPER INVESTMENT ADVISORS, LLC

By: /s/ Jay Wolf
Name: Jay Wolf
Title: Managing Partner

41131889.18

Exhibit A

41131889.18

Exhibit A

Schedule A
Account Assets as of July 31, 2019
(See Attached.)

41131889.18

Exhibit A

Exhibit A

SCHEDULE A (Cont'd)

IMH Financial Corporation
2019 Projected Asset Details
PROJECTED AS OF JULY 31, 2019

Class	Type	Project Name	Budgeted Date of Sale	Commitment Amount	07/31/19 Preliminary Carrying Value	Less: Direct Debt	Net Asset Carrying Value at 7/31/19	Gross (Cash) Sales Price / Proceeds	Less: Direct Debt2	Net Fair Value at 7/31/19	Comments
Assets Subject to Management Fees:									-	-	
[redacted]											
	Total Assets Subject to Management Fees				$ 51,206,523	$ (24,663,969)	$ 26,542,553	$ 51,206,523	$ (24,663,969)	$ 26,542,553	
All Other Assets not Subject to Management Fees or Performance Compensation:											
[redacted]											
	All Other Assets not Subject to Management Fees or Performance Compensation				$ 46,688,428	$ (11,558,330)	$ 35,130,098	$ 71,312,293	$ (11,558,330)	$ 59,753,963	
	Grand Total				$ 97,894,951	$ (36,222,299)	$ 61,672,651	$ 122,518,816	$ (36,222,299)	$ 86,296,516

Note: certain information in this exhibit has been redacted because, in the opinion of management, such information a) is immaterial to the overall terms of this agreement and b) would be competitively harmful if publicly disclosed.

Exhibit A

Schedule B
Servicing of Loan Assets
1.    Servicing of Loan Assets
(a)    The Investment Adviser hereby agrees to service and administer each Loan Asset. The Client hereby authorizes the Investment Adviser to have full power and authority, whether acting alone or through the utilization of subcontractors, to do any and all things in connection with such servicing and administration.
(b)    The Investment Adviser may grant, permit or enter into any modification for any Loan Asset, provided, that such modification (i) is determined by the Investment Adviser at the time of such modification to be a practical manner to obtain a reasonable recovery from such Loan Asset or (ii) is required by applicable law. The Investment Adviser shall give the Client prompt notice of any modification of a Loan Asset. Any modification granted, permitted or entered into by the Investment Adviser in accordance with the foregoing shall be set forth in writing and shall be retained by the Investment Adviser and at the reasonable request of the Client, the Investment Adviser shall provide a summary of the nature of any such modification.
(c)    Without limiting the generality of the foregoing, the Investment Adviser is hereby authorized and empowered to execute and deliver on behalf of itself and the Client, all notices or instruments of satisfaction, cancellation or termination, or of partial or full release, discharge and all other comparable instruments, with respect to the Loan Assets; provided, however, that the Investment Adviser shall not be entitled to release, discharge, terminate or cancel any Loan Asset or the related documents unless (i) the Account shall have received payment in full of all principal, interest and fees owed by the borrower related thereto, or (ii) in the case of a delinquent Loan Asset, the Investment Adviser accepts a short pay or reduced payment of full principal, interest and fees owed on such Loan Asset. If reasonably required by the Investment Adviser, the Client shall furnish Investment Adviser with any powers of attorney and other documents reasonably necessary or appropriate to enable the Investment Adviser to carry out its servicing and administrative duties under this Schedule B.
2.    Collection and Liquidation
(a)    Collection of Payments. The Investment Adviser shall use commercially reasonable efforts to collect all payments due under each of the Loan Assets when the same shall become due and payable.
(b)    Loss Mitigation. With respect to any Loan Asset, the Investment Adviser shall use commercially reasonable efforts to realize such Loan Asset in such manner that is reasonably designed to maximize the receipt of principal and interest, including pursuing any modification pursuant to Section 1(b) of this Schedule B or pursuing other loss mitigation or other default recovery actions.

41131889.18

Exhibit A

Schedule C
Management Fee and Performance Compensation
1. Management Fee
(a)    The Client shall pay to the Investment Adviser a fee for its services under this Agreement (the “Management Fee”) payable monthly in advance, equal to:
(i)    (A) 1/12th of 1.5% of such portion of the Net Asset Value of the Account that is attributable to cash held in the Account up to $30,000,000, (B) 1/12th of 1% of such portion of the Net Asset Value of the Account that is attributable to cash held in the Account in excess of $30,000,000 and up to $50,000,000 and (C) 1/12th of 0.50% of such portion of the Net Asset Value of the Account that is attributable to cash held in the Account in excess of $50,000,000, in each case of Section 1(a)(i)(A) through Section 1(a)(i)(C), as of the beginning of each month (prior to the accrual of any Performance Compensation as of such date); and
(ii)    1/12th of 1.5% of such portion of the Net Asset Value of the Account that is attributable to (A) Operating Assets (as defined below) and (B) Non-Operating Assets (as defined below) other than any cash described in Section 1(a)(i), as of the beginning of each month (prior to the accrual of any Performance Compensation as of such date).
For purposes hereof, “Net Asset Value” shall be defined as the fair value of all assets minus the fair value of all liabilities.
(b)    The Management Fee shall be billed to the Client by the Investment Adviser on a monthly basis and shall be payable by the Client within 10 business days of receiving such invoice.
(c)    The Management Fee shall be prorated for any additions made to the Account by the Client as of any day other than the first day of a month, based on the actual number of days remaining in such partial month. If the Client makes a withdrawal from the Account other than at the end of a month, a pro rata portion of the Management Fee (based on the actual number of days remaining in such partial month) shall be repaid by the Investment Adviser to the Client. The Investment Adviser may, in its sole discretion, at any time and from time to time, waive, reduce or defer all or any portion of the Management Fee.
(d)    In the event that, following an audit of the Account for any given calendar year, there is a discrepancy between the fair value of any asset composing the Account as determined by the Investment Adviser for purposes of calculating the Management Fee for any month in such calendar year and the fair value of such asset composing the Account as determined by the independent auditor for purposes of such audit, and as a result, the Investment Adviser was overpaid or underpaid Management Fees for such calendar year, as the case may be, then (i) in the case of an overpayment, the Investment Adviser shall reimburse the Client in an amount equal to such overpayment or (ii) in the case of an underpayment, the Client shall pay to the Investment Adviser an amount equal to

41131889.18

Exhibit A

such underpayment, in each case of Section 1(d)(i) and Section 1(d)(ii), promptly following such audit for such calendar year.
2. Operating Asset Performance Distributions
(a)    All distributable cash attributable to each equity and equity-like interest in real estate or real estate-related assets composing the Account as determined by the Investment Adviser (each, an “Operating Asset”), including (x) dividends and other current proceeds on such Operating Asset, (y) amounts received in connection with a recapitalization or reorganization of such Operating Asset, and (z) the net proceeds arising from a sale of such Operating Asset, in each case, shall be distributed to the Client and the Investment Adviser as follows:
(i)    First, 100% shall be distributed to the Client until the cumulative amount distributed to the Client pursuant to this Section 2(a)(i) (after taking into account, for the avoidance of doubt, all contemporaneous and prior distributions to the Client pursuant to this Section 2(a)(i)) is equal to the sum of (A) the Cost Basis (as defined herein) of such Operating Asset, (B) the Cost Basis of each Operating Asset either disposed of or written off by the Investment Adviser after the date of this Agreement but before the date of the distribution to which this Section 2(a)(i) relates, and (C) the aggregate amount of any cash in the Account that is used to pay the portion of Account Expenses that is apportioned to the Operating Assets described in Section 2(a)(i)(A) and Section 2(a)(i)(B);
(ii)    Second, 100% shall be paid to the Client until the cumulative amount distributed to the Client pursuant to this Section 2(a)(ii) (after taking into account, for the avoidance of doubt, all contemporaneous and prior distributions to the Client pursuant to this Section 2(a)(ii)) is equal to an amount sufficient to provide the Client with a 7% per annum rate of return, compounded annually, on (x) the Operating Assets described in Section 2(a)(i)(A) and Section 2(a)(i)(B) above (computed, with respect to each such Operating Asset, from (A) the date of this Agreement, for any Operating Asset included in the Account as of the date of this Agreement, and (B) the date on which such Operating Asset was acquired by the Client on behalf of the Account, for any Operating Asset acquired by the Client on behalf of the Account on or after the date of this Agreement) and (y) the cash used to pay Account Expenses as described in Section 2(a)(i)(C) above (computed, with respect to such cash, from the date on which such cash was used to pay such Account Expenses); The aggregate amounts distributable to the Client pursuant to Section 2(a)(i) and this Section 2(a)(ii) are referred to herein as the “Operating Asset Return Threshold”; and
(iii)    Thereafter, (A) 80% of any remainder shall be distributed to the Client and (B) 20% of any remainder shall be distributed to the Investment Adviser (such distributions to the Investment Adviser pursuant to this Section 2(a)(iii)(B) being the “Operating Asset Performance Distributions”).
(b)    For purposes hereof, the “Cost Basis” of an Operating Asset means (i) for any Operating Asset included in the Account as of the date of this Agreement, the fair value of such Operating Asset as of the date of this Agreement (as determined by the Investment Adviser pursuant to the

41131889.18

Exhibit A

Valuation Policy) and (ii) for any Operating Asset acquired by the Client on behalf of the Account on or after the date of this Agreement, the acquisition cost of such Operating Asset.
(c)    In the event the Client withdraws any Operating Asset from the Account, such Operating Asset shall be deemed to have been sold at its fair value (as determined by the Investment Adviser pursuant to the Valuation Policy) and the proceeds of such deemed sale shall be deemed to have been distributed in the form of distributable cash to the Client and the Investment Adviser pursuant to Section 2(a) above.
(d)    In the event that this Agreement is terminated, each Operating Asset then composing the Account shall be deemed to have been sold at its fair value (as determined by the Investment Adviser pursuant to the Valuation Policy) and the proceeds of such deemed sale shall be deemed to have been distributed in the form of distributable cash to the Client and the Investment Adviser pursuant to Section 2(a) above.
(e)    In the event that the Client withdraws any Operating Asset from the Account during any given calendar year and there is a discrepancy between the fair value of such Operating Asset as determined by the Investment Adviser pursuant to the Valuation Policy for purposes of calculating the Operating Asset Performance Distribution or Clawback Payment on such Operating Asset and the fair value of such Operating Asset as determined by an independent auditor in connection an audit of the Account for such calendar year and as a result, the Investment Adviser was over-distributed or under-distributed the Operating Asset Performance Distribution or overpaid or underpaid a Clawback Payment on such Operating Asset, as the case may be, then (i) in the case of an over-distribution or underpayment, the Investment Adviser shall reimburse the Client in an amount equal to such over-distribution or underpayment or (ii) in the case of an under-distribution or overpayment, the Client shall pay to the Investment Adviser an amount equal to such under-distribution or overpayment, in each case of Section 2(e)(i) and Section 2(e)(ii), promptly following such audit for such calendar year.
(f)    In the event that this Agreement is terminated and there is a discrepancy between the fair value of any Operating Asset as determined by the Investment Adviser for purposes of calculating the Operating Asset Performance Distribution or Clawback Payment on such Operating Asset at the time of such termination and the fair value of such Operating Asset as determined by an independent auditor in connection an audit of the Account for the calendar year in which this Agreement is terminated and as a result, the Investment Adviser was over-distributed or under-distributed the Operating Asset Performance Distribution or overpaid or underpaid a Clawback Payment on such Operating Asset, as the case may be, then (i) in the case of an over-distribution or underpayment, the Investment Adviser shall reimburse the Client in an amount equal to such over-distribution or underpayment or (ii) in the case of an under-distribution or overpayment, the Client shall pay to the Investment Adviser an amount equal to such under-distribution or overpayment, in each case of Section 2(f)(i) and Section 2(f)(ii), promptly following such audit for such calendar year.
(g)    For the avoidance of doubt, Operating Asset Performance Distributions shall only be made with respect to Operating Assets in the Account.

41131889.18

Exhibit A

(h)    For illustrative purposes only, a spreadsheet illustrating the calculation of the Operating Asset Performance Distribution is attached as Schedule D hereto.
3. Non-Operating Asset Performance Allocations
(a)    Subject to the following sentence of this Section 3(a) and Section 3(b) and Section 3(d) below, at the end of each calendar year during the term of this Agreement, a performance allocation (the “Non-Operating Asset Performance Allocation” and together with the Operating Asset Performance Distributions, the “Performance Compensation”) shall be allocable by the Account to the Investment Adviser in respect of such portion of the Account that does not consist of Operating Assets as determined by the Investment Adviser, including, for the avoidance of doubt and without limitation, unrestricted cash and cash-equivalent instruments (such assets collectively being the “Non-Operating Assets”), in an amount equal to 20% of the amount by which the Net Capital Appreciation (as defined below) for such calendar year, if any, exceeds a 7% per annum rate of return, compounded annually, on the Net Asset Value of the Non-Operating Assets as of the beginning of such calendar year. Notwithstanding the foregoing, the Net Capital Appreciation upon which the calculation of the Non-Operating Asset Performance Allocation is based shall be reduced to the extent of any unrecovered balance remaining in the Loss Recovery Account (as defined below). The amount of the unrecovered balance remaining in the Loss Recovery Account at the time of calculating the Non-Operating Asset Performance Allocation shall be the amount existing immediately prior to its reduction pursuant to Section 3(b)(ii) below.
(b)    The Investment Adviser shall maintain for the Non-Operating Assets, a memorandum account (the “Loss Recovery Account”), the opening balance of which shall be zero. At the end of each calendar year or at such other date during a calendar year that the Non-Operating Asset Performance Allocation is required to be allocated (or would be allocated if there were Net Capital Appreciation in excess of the Loss Recovery Account), the balance in the Loss Recovery Account shall be adjusted as follows: (i) first, if there has been, in the aggregate, Net Capital Depreciation (as defined below) since the immediately preceding date as of which the Non-Operating Asset Performance Allocation was required to be allocated (or would be allocated if there were Net Capital Appreciation in excess of the Loss Recovery Account) (or if no allocation has yet been made, since the effective date of this Agreement), an amount equal to such Net Capital Depreciation shall be credited to the Loss Recovery Account; and (ii) second, if there has been, in the aggregate, Net Capital Appreciation since the immediately preceding date as of which the Non-Operating Asset Performance Allocation was required to be allocated (or would be allocated if there were Net Capital Appreciation in excess of the Loss Recovery Account), an amount equal to such Net Capital Appreciation, before any Non-Operating Asset Performance Allocation is allocated to the Investment Adviser, shall be debited to and reduce any unrecovered balance in the Loss Recovery Account, but not below zero.
(c)    In the event that any withdrawals of Non-Operating Assets are made from the Account and at the time of such withdrawal, there exists an unrecovered balance in the Loss Recovery Account, such unrecovered balance in the Loss Recovery Account shall be reduced by an amount equal to the product obtained by multiplying the balance in the Loss Recovery Account by a fraction, the numerator of which is the amount of such withdrawal, and the denominator of which is the Net

41131889.18

Exhibit A

Asset Value of the Non-Operating Assets immediately prior to such withdrawal. Additional contributions made by the Client to the Account shall not affect the Loss Recovery Account.
(d)    In the event that this Agreement is terminated or any withdrawals of Non-Operating Assets are made from the Account, in each case, as of any date other than the end of a calendar year, then for purposes of determining the Non-Operating Asset Performance Allocation allocable at such time to the Investment Adviser, Net Capital Appreciation shall be determined from the first day of such calendar year or the date as of which the last Non-Operating Asset Performance Allocation was determined (whichever is later) through the termination date or the withdrawal date, as the case may be; provided, however, that the Non-Operating Asset Performance Allocation allocable in respect of a withdrawal shall be calculated on that portion of the Net Capital Appreciation over that portion of any unrecovered balance in the Loss Recovery Account, in each case attributable, to the withdrawn amount, such portion of the Net Capital Appreciation being equal to the product obtained by multiplying the Net Capital Appreciation, determined for the period described above, by the percentage of the Non-Operating Assets being withdrawn. In connection with a partial withdrawal of Non-Operating Assets from the Account occurring other than at year-end, in computing any subsequent Non-Operating Asset Performance Allocation or the balance in the Loss Recovery Account for such calendar year, the amount of Net Capital Appreciation or Net Capital Depreciation attributable to such withdrawn amount shall not be taken into account in connection with determining such subsequent Non-Operating Asset Performance Allocation (without double counting).
(e)    In the event that, following an audit of the Account for any given calendar year, there is a discrepancy between the fair value of any Non-Operating Asset as determined by the Investment Adviser for purposes of calculating the Non-Operating Asset Performance Allocation for such calendar year and the fair value of such Non-Operating Asset as determined by the independent auditor for purposes of such audit, and as a result, the Investment Adviser was over-allocated or under-allocated Non-Operating Asset Performance Allocations for such calendar year, as the case may be, then (i) in the case of an over-allocation, the Investment Adviser shall reimburse the Client in an amount equal to such over-allocation or (ii) in the case of an under-allocation, the Account shall allocate to the Investment Adviser an amount equal to such under-allocation, in each case of Section 3(e)(i) and Section 3(e)(ii), promptly following such audit for such calendar year.
(f)    For purposes of the Non-Operating Asset Performance Allocation, the following terms used in this Schedule C shall have the following meanings:
(i)    Each “Accounting Period” shall close at the close of business on the first to occur of (A) the last day of each month, (B) the date immediately prior to the effective date of any contribution made by the Client to the Account, (C) the date immediately prior to the effective date of a withdrawal by the Client from the Account, (D) the date when this Agreement is terminated, and (E) any other date the Investment Adviser determines in its sole discretion. Each Accounting Period shall commence immediately after the close of the immediately preceding Accounting Period;
(ii)    “Beginning Value” means, with respect to any Accounting Period, the Net Asset Value of the Non-Operating Assets as of the beginning of such Accounting Period (after deduction for any withdrawals of Non-Operating Assets from the Account effective

41131889.18

Exhibit A

on such date and after taking into account additional contributions of Non-Operating Assets made to the Account as of such date);
(iii)    “Ending Value” means, with respect to any Accounting Period, the Net Asset Value of the Non-Operating Assets as of the end of such Accounting Period (before giving effect to withdrawals of Non-Operating Assets from the Account that are effective as of such date);
(iv)    “Net Capital Appreciation” means (A) with respect to any Accounting Period, the excess, if any, of the Ending Value for such Accounting Period over the Beginning Value for such Accounting Period and (B) with respect to any calendar year or other period used to determine the Non-Operating Asset Performance Allocation, the aggregate Net Capital Appreciation for such period less the aggregate Net Capital Depreciation for such period; and
(v)    “Net Capital Depreciation” means, with respect to any Accounting Period, the excess, if any, of the Beginning Value for such Accounting Period over the Ending Value for such Accounting Period.
(g)    Promptly following each allocation of the Non-Operating Asset Performance Allocation to the Investment Adviser, the Account shall distribute to the Investment Adviser an amount equal to such allocation of the Non-Operating Asset Performance Allocation.
(h)    For the avoidance of doubt, Non-Operating Asset Performance Allocations shall only be made with respect to Non-Operating Assets in the Account.
(i)    For illustrative purposes only, a spreadsheet illustrating the calculation of the Non-Operating Asset Performance Allocation is attached as Schedule E hereto.
Performance Compensation Generally. The Investment Adviser may, in its sole discretion, at any time and from time to time, waive, reduce or defer all or any portion of either Performance Compensation.
4. Investment Adviser Clawback
If, as of (i) the earlier of (x) the date this Agreement is terminated for Cause or (y) the five year anniversary of the effective date of this Agreement, for the first Clawback Date (as defined below), (ii) any date on which any Operating Asset is sold (including, for the avoidance of doubt, a deemed sale pursuant to Section 2(c) or Section 2(d) above), exchanged or otherwise disposed of, for all subsequent Clawback Dates other than the final Clawback Date and (iii) the date this Agreement is terminated, for the final Clawback Date, and after (1) giving effect to all transactions effected by the Account with respect to the Operating Assets and the Non-Operating Assets during the period beginning on the effective date of this Agreement and ending on the relevant Clawback Date (each such period, a “Clawback Calculation Period”), and (2) taking into account all payments and allocations made by the Investment Adviser and the Client pursuant to Section 2(e), Section 2(f) and Section 3(e) above:

41131889.18

Exhibit A

(a)    the aggregate amount of Performance Compensation received by the Investment Adviser with respect to the Clawback Calculation Period exceeds an amount (the “Net Payable Amount”) equal to 20% of the excess of (i) the sum of (A) the aggregate amounts distributable to the Client and the Investment Adviser pursuant to Section 2(a) and (B) the aggregate amount of Net Capital Appreciation attributable to the Non-Operating Assets (if any), in each case, during such Clawback Calculation Period, over (ii) the sum of (A) the Operating Asset Return Threshold as of the Clawback Date and (B) a 7% per annum rate of return, compounded annually, on the Beginning Value of all Non-Operating Assets calculated as of the dates the Non-Operating Assets were contributed or acquired by the Account; or
(b)    the Client did not receive distributions of distributable cash relating to the Operating Assets during such Clawback Calculation Period in an amount sufficient to provide the Client with the 7% rate of return described in Section 2(a)(ii) for such Clawback Calculation Period, including any portion of such rate of return attributable to the Client’s failure to receive distributions equal to at least the aggregate Cost Basis of the Operating Assets added by the Client to the Account during such Clawback Calculation Period;
then the Investment Adviser shall make a payment (each, a “Clawback Payment”) to the Client, within 30 days following the applicable Clawback Date, in an amount equal to the greater of (x) the excess described in the foregoing Section 4(a) or (y) the amount necessary to provide the Client with distributions in an amount equal to the aggregate Cost Basis of the Operating Assets added by the Client to the Account during such Clawback Calculation Period plus the applicable rate of return contemplated by the foregoing Section 4(b). Notwithstanding the foregoing, the Investment Adviser shall not be obligated to make a Clawback Payment in an amount that exceeds the Performance Compensation received by the Investment Adviser, minus the amount of taxes (including taxes borne by the Investment Adviser and its direct and indirect owners) imposed on the receipt of taxable income related to such Performance Compensation (calculated by reference to the Assumed Tax Rate (as defined herein)). For purposes hereof, “Assumed Tax Rate” shall mean, in respect of each individual who receives any portion of the Performance Compensation, the highest effective marginal combined federal, state and local tax rates to which such individual is subject (a) taking into account (i) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the income allocated to the Investment Adviser, including as determined pursuant to Section 1061 of the Code and (ii) the net investment income tax pursuant to Section 1411 of the Code, and (b) assuming the non-deductibility of state and local income taxes for federal income tax purposes. As used herein, “Clawback Date” shall mean each date set forth in clauses (i), (ii) and (iii) of the first paragraph of this Section 4.
If, as of a Clawback Date that occurs following a Clawback Payment and after giving effect to all transactions effected by the Account with respect to the Operating Assets and the Non-Operating Assets during the relevant Clawback Calculation Period, the aggregate amount of all Clawback Payments made by the Investment Adviser prior to such Clawback Date exceeds the Clawback Payment calculated as of such Clawback Date, then the Client shall make a payment in an amount equal to such excess (each such payment, a “Clawback Repayment”) to the Investment Adviser, within 30 days following such Clawback Date. For the avoidance of doubt, if, as of any Clawback Date, after giving effect to all transactions effected by the Account with respect to the Operating

41131889.18

Exhibit A

Assets and the Non-Operating Assets during the relevant Clawback Calculation Period, the Performance Compensation payable to the Investment Adviser on an aggregate basis is higher than the actual Performance Compensation paid, the Client shall compensate the Investment Adviser as if the Performance Compensation were calculated on an aggregate basis.
For purposes of calculating future Performance Compensation, Clawback Payments and Clawback Repayments: (i) the portion of any Non-Operating Asset Performance Allocation or Operating Asset Performance Distribution attributable to a Clawback Payment shall be treated as having not been allocated or distributed, as applicable, to the Investment Adviser and (ii) the portion of any Non-Operating Asset Performance Allocation or Operating Asset Performance Distribution attributable to a Clawback Repayment shall be treated as having been allocated or distributed, as applicable, to the Investment Adviser.
The obligation of the Investment Adviser to make each Clawback Payment shall personally be guaranteed severally, but not jointly, by the persons or entities holding direct or indirect interests in the Investment Adviser, which guarantee shall be in the form attached hereto as Schedule I and shall be executed as of the effective date of this Agreement.
For the avoidance of doubt and notwithstanding anything to the contrary herein, (i) in the event that, as of any Clawback Date, a Clawback Payment obligation exists but such obligation relates solely to unrecouped losses attributable to the Non-Operating Assets, no Clawback Payment shall be payable in respect of such Clawback Calculation Period and (ii) in the event that as of any Clawback Date, a Clawback Repayment obligation exists but such obligation relates solely to unrecouped losses attributable to the Non-Operating Assets, no Clawback Repayment shall be payable in respect of such Clawback Calculation Period.

41131889.18

Exhibit A

Schedule D
Sample Operating Asset Performance Distribution Calculation
(See Attached.)

41131889.18

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Schedule E
Sample Non-Operating Asset Performance Allocation Calculation
(See Attached.)

41131889.18

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Exhibit A

Schedule F
Tax Matters
1.    Capital Contributions and Capital Accounts
(a)    Capital Contribution. On the date of this Agreement, the Client will be deemed to contribute the Account to the Tax Partnership in exchange for an equity interest in the Tax Partnership.
(b)     Capital Accounts. The Client’s initial capital account balance will equal (i) the gross fair value of the property it is deemed to contribute to the Tax Partnership pursuant to Section 1(a) of this Schedule F, as agreed to by the Client and the Investment Adviser (collectively, the “Parties”) acting in good faith, minus (ii) any liabilities the Tax Partnership is deemed to assume with respect to any such deemed contribution or that are secured by any such contributed assets, or $80,297,057. The Investment Adviser’s initial capital account balance shall be $0.
2.    Allocation of Income and Loss
(a)     For capital account maintenance purposes, items of Tax Partnership income, gain, loss and deduction will be allocated among the Client and the Investment Adviser matching as closely as possible such allocations with the payments of cash or the distribution of assets to the Client and/or Investment Adviser (other than the Management Fee) pursuant to this Agreement, respectively, in accordance with Section 704 of the Code and the Treasury Regulations promulgated thereunder.
(b)    For federal income tax purposes, items of Tax Partnership income, gain, loss, deduction and credit will be allocated among the Client and the Investment Adviser that correspond to (i) the amounts of income, gain, loss and deduction allocated to the Client or the Investment Adviser, as applicable, for capital account maintenance purposes pursuant to Section 2(a) of this Schedule F; and (ii) the amounts of embedded gain reflected in the Client and the Investment Adviser’s respective capital accounts in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. Any item of income, gain, loss, or deduction realized by the Tax Partnership with respect to any deemed contribution described in Section 1(a) of this Schedule F shall be allocated to the Party whose deemed contribution such realization is attributable to in accordance with Section 704(c) of the Code and in a manner no less favorable to the Client than if the Tax Partnership did not exist. Except as otherwise prohibited by applicable law, the Parties agree to treat the Management Fee as a “guaranteed payment” within the meaning of Section 707(c) of the Code and the Treasury Regulations promulgated thereunder.
For the avoidance of doubt, the intent of this Section 2 of this Schedule F is for the allocations of Tax Partnership income, gain, loss and deduction to correspond to the economic arrangement evidenced by this Agreement.
3.    Other Tax Matters
(a)     Consistent Tax Treatment. Each of the Client and the Investment Adviser agrees that it shall not (i) treat, on any of its income tax returns or in any tax audit, tax litigation, tax contest or other

41131889.18

Exhibit A

tax proceeding, any item of income, gain, loss, deduction or credit of the Tax Partnership in a manner inconsistent with the treatment of that item by the Tax Partnership, as reflected on the Schedule K-1 or other information statement the Tax Partnership provides it, or (ii) file any claim for refund relating to any such item based on, or that would result in, any such inconsistent treatment.
(b)     Other Tax Matters. At its sole expense, the Investment Adviser will prepare, or cause to be prepared, any income tax return required to be filed by the Tax Partnership. The Investment Adviser will be the “partnership representative” of the Partnership within the meaning of Section 6223 of the Code and comparable provisions of state, local or foreign law. In this capacity, the Investment Adviser shall make all decisions regarding the Tax Partnership in such manner as it reasonably determines to be in the best interests of both Parties. The Investment Adviser shall bear all of the costs and expenses that are incurred in connection with its activities as the partnership representative.

41131889.18

Exhibit A

Schedule G
Valuation Policy
(See Attached.)

41131889.18

Exhibit A

JUNIPER INVESTMENT
ADVISORS, LLC

Valuation Policy

APRIL 25, 2019

_____________________________________________________________________________________________
This Valuation Policy (the “Policy”) is the property of Juniper Investment Advisors, LLC (“Juniper” or the “Firm” or the “Company”) and must be returned to the Company if your employment or association with the Company is terminated for any reason. The contents of this Policy are confidential, and should not be revealed to third parties.
_____________________________________________________________________________________________

I.    Introduction

The purpose of the Policy is to implement and maintain valuation guidelines for the reporting of securities and other assets held in separately managed accounts for which Juniper provides investment advisory services (“Advisory Client Assets”) at fair value on a consistent, transparent and prudent basis, and in conformity with relevant accounting literature and industry practices, including Accounting Principles Generally Accepted in the United States (“US GAAP”) and the Financial Accounting Standards Board’s Accounting Standards Codification Fair Value Measurement, Topic 820 (“ASC 820”). The Policy outlines the Company’s policies and procedures with respect to the valuation of both liquid and illiquid assets, including domestic and foreign assets.

Exhibit A

The Company at all times seeks to use fair market valuations of Advisory Client Assets for all purposes, including reporting to clients and calculation of fees owed to the Company by clients. The Company advises separately managed accounts that invest primarily in private real estate debt and equity investments for which there are no readily available market prices. The types of investments that Juniper may manage include but are not limited to the following:

•	Commercial real estate loans

•	Mezzanine loans

•	Construction loans

•	Loan participations

•	Preferred equity

•	Commercial Mortgage-Backed Securities (CMBS)

•	Residential Mortgage-Backed Securities (RMBS)

•	Commercial real estate

•	Undeveloped land

Below is a discussion of how the Company values its Advisory Client Assets.

II.    Fair Value

In accordance with US GAAP, ASC 820 indicates that the concept of “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date of the transfer or transaction.

ASC 820’s “fair value hierarchy” distinguishes between observable inputs and unobservable inputs as follows:

•
Observable Inputs are market participant assumptions developed based on market data obtained from sources independent of the Reporting Entity. The Reporting Entity is defined herein as a separately managed account advised by Juniper Investment Advisors, LLC.

•
Unobservable Inputs refer to Juniper’s own assumptions about market participant assumptions developed based on the best information available in the circumstances. The notion of Unobservable Inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. In these situations, ASC 820 notes that the Reporting Entity need not undertake all possible efforts to obtain information about market participant assumptions, but must not ignore reasonably available information (without undue cost and effort) about market participant assumptions.

A.    Fair Value Hierarchy

To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability.

Exhibit A

•	Level 1

◦	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Reporting Entity has the ability to access at the measurement date.

•	Level 2

◦
Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.

◦	Level 2 inputs include the following:

▪	Quoted prices for similar assets or liabilities in active markets;

▪	Quoted prices for identical or similar assets or liabilities in markets that are not active;

▪
Inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates); and

▪	Inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

•	Level 3

◦
Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs should be used to measure fair value to the extent that relevant observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. However, the fair value measurement objective remains the same, that is, an exit price from the perspective of a market participant that holds the asset or owes the liability. Therefore, unobservable inputs shall reflect the Reporting Entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs should be developed based on the best information available in the circumstances, which might include the Reporting Entity’s own data.

B.    Illiquid Securities

In general, it is recognized that judgment plays a significant role in determining the value of private illiquid investments. Therefore, the Company must carefully analyze, without undue cost, available information to determine the fair value of an illiquid security. This analysis is to be done for any valuation reference date and should support any reports to third parties, including but not limited to: investors, financial institutions and regulatory agencies. The Policy requires the Company’s analysis to be done on a consistent, transparent and prudent basis.

The Company will give consideration to the various valuation methodologies available. Through analysis of the current market environment, considering knowledge of any recent, current or pending transactions, the Company will determine which methodology, or methodologies, as the case may be, is most appropriate to value an investment.

Level 3 Inputs and Illiquid Securities
Juniper will develop unobservable inputs using the best information available in the circumstances, which might include the entity's own data. When Juniper begins with its own data, it should adjust the data if

Exhibit A

reasonably available information indicates that other market participants would use different data or there is something particular to the investment that is not available to other market participants. Juniper will consider all information about market participant assumptions that is reasonably available. Unobservable inputs developed in this manner are considered market participant assumptions and meet the ASC 820 objective of a fair value measurement.

As a real estate debt and equity investment firm, Juniper typically makes investments in instruments where there is not a readily available market price. For these investments, the Company’s determination of fair value is based on the best information available in the circumstances and may incorporate Juniper’s own assumptions and involve a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for industry or sector specific factors, business specific performance or non-performance issues and liquidity risks. Accordingly, in determining the fair value price of an investment, Juniper may consider a wide variety of observable and unobservable inputs as described in ASC 820, including:

•	analytical data;

•	the type of investment;

•	the size of the holding;

•	transactional information or offers, including cost;

•	trading in similar investments of comparable debt securities;

•	pricing history;

•	the liquidity of the market for the investment;

•	changes in the financial health of the issuer;

•	changes in market conditions; and

•	valuations of other securities of the issuer.

Additionally, when preparing the fair value analysis, the Company should consider all reasonably available information which should include a wide variety of inputs, including but not limited to:

•	Sustainability of performance

◦	Interest rates

◦	Credit quality

◦	Maturities

◦	New or recent construction

◦	Tenants added or lost

•	Adjustments for one-time, non-recurring items

◦	Natural disasters

◦	Temporary expenses (consulting, projects, etc.)

◦	Restructuring expenses

◦	Legal settlements

•	Changes in the business climate including:

◦	Financial

◦	Regulatory

◦	Environmental

◦	Economic

◦	Legal

•	Financial health of the underlying issuer

◦	Working capital

◦	External and internal property appraisals

◦	Liquidity

Exhibit A

◦	Borrowing capacity

◦	Cash flows

The Company should consider the timeliness and reliability of the above data inputs and weight them accordingly. Careful and thorough documentation of the valuation analysis is required and should include clear explanations for the reason for relying on or discounting market data. The valuation analysis should emphasize substance over form, and include assumptions that market participants would normally use in their estimates of value.

C.    Liquid Securities

In general, for each security listed or traded on a recognized securities exchange, the last reported sale price at the relevant valuation date on the principal exchange on which such security is traded will be used. If a price is not available, then Juniper will consider the following alternatives, giving weight to the higher-ranking alternatives:

•
Bid/Ask Spread - Take the mean of the bid/ask for broker deals or market makers of such security on the valuation date. If more than one source is available, use the average of all sources unless the Company believes such sources to be unreliable.

•
Near Date Price - If there is neither sale nor Bid/Ask available on the valuation date, then look for sale and Bid/Ask on dates near the valuation date. The Company must use its judgment to determine whether this is a reliable method.

•
Fair Value Analysis - if neither the Bid/Ask on the valuation date or the Near Date Price are deemed to be reliable, then the security is deemed to be illiquid and the Company must do a fair value analysis of the security.

A security that is actively traded but is restricted and cannot be sold or exchanged may be discounted. The Company should consider any reasonable factor that would warrant a discount in the security value including but not limited to time and volatility. If a restriction exists, then the Company may determine a discount to the exchange price is appropriate.

III.    Valuation Committee

The Company shall have a valuation committee (the “Valuation Committee”), which will be under the supervision of the managers of Juniper Real Estate LLC, the sole member of Juniper (the “Managers”), and will consist of members appointed by the Managers, which members may include individual Managers and Company officers, employees, and consultants. The Valuation Committee shall meet at least quarterly to review the valuation analysis for each Advisory Client Asset. The Valuation Committee will review valuation reports in order to document each fair value analysis performed for an illiquid asset and/or liability (Level 3 assets) in the Company’s portfolio of Advisory Client Assets. These valuation reports are used as the basis for the values disclosed in the Reporting Entity’s periodic financial reports. The Valuation Committee shall document its meetings and retain reports or materials utilized by the Committee.

The appropriate valuation methodology identified above will be identified and applied contemporaneously with the acquisition of a particular type of asset and applied consistently thereafter. The valuation methodology should be approved by the Valuation Committee. If there is a change in any investment that warrants a change in the application of the policy, this change should be approved by the Valuation Committee.

IV.    Documentation

Exhibit A

The Company will maintain robust and contemporaneous documentation to support the valuation of all Advisory Client Assets, and, in particular, the value of its illiquid investment positions with no readily ascertainable market value, in accordance with methodology applied by the Valuation Committee after considering various qualitative and quantitative factors. In this regard, the Company will engage in a dialogue with the Reporting Entity’s independent auditor with respect to the adequacy of the Company’s documentation procedures for its various types of investment positions. These documents will be retained and referred to by the Company as long as the Client Advisory Asset is held by the Reporting Entity.

4843-6297-3589, v. 2

Exhibit A

Schedule H
Client Overhead Costs
(See Attached.)

41131889.18

Exhibit A

Note: certain information in this exhibit has been redacted because, in the opinion of management, such information a) is immaterial to the overall terms of this agreement and b) would be competitively harmful if publicly disclosed.

41131889.18

Exhibit A

Schedule I
Form of Guarantee
(See Attached.)

41131889.18

Exhibit A

[•]
c/o Juniper Investment Advisors, LLC
11150 Santa Monica Boulevard, Suite 1400
Los Angeles, California 90025
[•], 2019
To IMH Financial Corporation:

The undersigned (the “Guarantor”) may receive portions of the Performance Compensation from Juniper Investment Advisors, LLC, a Delaware limited liability company (the “Primary Obligor”), which is the non-discretionary investment adviser to IMH Financial Corporation, a Delaware corporation (the “Client”) in respect of the Account, or from entities that receive portions of the Performance Compensation from the Primary Obligor. This letter guaranty (as may be amended, modified, supplemented or restated hereafter from time to time, this “Guaranty”) is being provided to you pursuant to Schedule C of the Non-Discretionary Investment Advisory Agreement between the Primary Obligor and the Client, dated as of the date hereof (as may be amended, modified, supplemented or restated from time to time, the “IAA”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the IAA.
The Guarantor severally (and not jointly with the other Persons who may from time to time execute letter guaranties substantially in the form hereof) hereby unconditionally and irrevocably guarantees to the Client the full and timely performance of the Primary Obligor’s obligations to make contributions under the section titled “Investment Adviser Clawback” in Schedule C of the IAA (the “Obligations”); provided that, notwithstanding anything herein to the contrary, the aggregate liability of the Guarantor hereunder shall not exceed the lesser of:

(i)
an amount equal to the product of (x) the Obligations multiplied by (y) a fraction (A) the numerator of which is the portion of the Performance Compensation actually received by the Guarantor (but excluding any such Performance Compensation that the Guarantor has returned to the Primary Obligor or to the Account) and (B) the denominator of which is the aggregate amount of Performance Compensation received by the Primary Obligor from the Account; or

(ii)
an amount equal to (x) the portion of the Performance Compensation actually received by the Guarantor (but excluding any such Performance Compensation that the Guarantor has returned to the Primary Obligor or to the Account), minus (y) the amount of taxes (including taxes

41131889.18

Exhibit A

borne by the Guarantor) imposed on allocations of taxable income related to such Performance Compensation (calculated by reference to the Assumed Tax Rate), as adjusted to take into account any actual tax benefit to the Guarantor, for the year such contribution is made, as a result of such contribution or a related allocation of deduction or loss (which tax benefit shall be calculated and certified by the accountants of the Guarantor and be deemed final for all purposes hereunder, it being understood that nothing herein shall require the Guarantor to furnish to any Person, including the Client, any tax return filed by the Guarantor or provide any other information regarding the finances of the Guarantor).
This Guaranty is an unconditional, continuing guaranty of payment and performance, and is in no way conditioned or contingent upon any attempt to collect from the Primary Obligor. If the Primary Obligor defaults in the full and timely performance of the Obligations, the Client may proceed hereunder against the Guarantor without first making a demand or claim against the Primary Obligor for its performance thereof (unless the failure to make such a demand or claim would violate an automatic stay or similar prohibition arising from a bankruptcy filing by the Primary Obligor), which demand or claim (if made) would be for the sole purpose of providing notice to the Primary Obligor and shall not adversely affect the rights of the Client hereunder. The liability of the Guarantor hereunder will be automatically and completely released and discharged upon performance and discharge of all of the Obligations.
The Client is a beneficiary of this Guaranty with the right to enforce it to the extent provided herein. The failure (by waiver, delay, consent or otherwise) of the Client to assert any claim or demand or to enforce any remedy under this Guaranty or under the IAA will not, to the maximum extent permitted by law, in any manner or to any extent vary or reduce the obligations of the Guarantor hereunder. The Guarantor, to the maximum extent permitted by law, waives notice of acceptance of this Guaranty, notice of any Obligations, notice of protest, notice of dishonor or nonpayment of any Obligations, and any other notice to the Guarantor, and waives any defense, offset or counterclaim to any liability hereunder. One or more successive or concurrent actions may be brought hereon against the Guarantor either in the same action in which the Primary Obligor is sued or in separate actions. If the Primary Obligor is required to pursue any remedy against the Guarantor hereunder, the Guarantor shall pay to the Primary Obligor, upon demand, all reasonable attorney’s fees and expenses and all other costs and expenses incurred by the Primary Obligor in enforcing this Guaranty against the Guarantor, subject to presentation of such evidence of incurrence of such expenses as the Guarantor may reasonably request.
To the maximum extent permitted by applicable law, no invalidity, irregularity, or unenforceability of all or any part of the Obligations shall affect, impair or be a defense to this Guaranty, nor shall any other circumstance which might otherwise constitute a defense available to, or legal or equitable discharge of, the Primary Obligor in respect of any of the Obligations affect, impair or be a defense to this Guaranty.

41131889.18

Exhibit A

To the maximum extent permitted by applicable law, the obligations of the Guarantor under this Guaranty shall not be affected by (a) any merger or consolidation of the Primary Obligor or any of its affiliates, (b) any change in the direct or indirect ownership or right to vote by the Guarantor or any other Person of any partnership or other ownership interest in the Primary Obligor or any of its affiliates, (c) any release or discharge, by operation of law, of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty, (d) any failure by the Primary Obligor or any its affiliates to mitigate its damages, (e) the effect of any foreign or domestic laws, rules, regulations or actions of a court or governmental body, (f) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from the IAA, including any increase in the Obligations or any other modification adverse to the Guarantor, or (g) any other condition, event or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a surety or guarantor or otherwise, or which might otherwise limit recourse against the Guarantor, it being agreed that the obligations of the Guarantor hereunder shall not be discharged except by performance and discharge of the Obligations as herein provided.
No amendment or waiver of any provision hereof, and no consent to any departure by the Guarantor herefrom, will be effective unless the same is in writing and signed by the Guarantor and the Client. The IAA may be amended, modified, supplemented or restated in accordance with its terms without notice to, consent of or agreement by the Guarantor; provided that such amendment was approved by the Primary Obligor.
All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:
(a) If to the Guarantor:
[•]
with a copy to:
c/o Juniper Investment Advisors, LLC
11150 Santa Monica Boulevard, Suite 1400
Los Angeles, California 90025
or at such other address as the Guarantor shall have specified by notice in writing to the Client.
(b) If to the Primary Obligor:
c/o Juniper Investment Advisors, LLC
11150 Santa Monica Boulevard, Suite 1400
Los Angeles, California 90025

41131889.18

Exhibit A

This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws. To the fullest extent permitted by applicable law, the Guarantor hereby submits to the non-exclusive jurisdiction of the state and federal courts of the State of Delaware in any dispute based on or arising under this Guaranty. To the fullest extent permitted by applicable law, the Guarantor hereby waives as a defense that any such dispute brought in such courts has been brought in an inconvenient forum or that the venue thereof may not be appropriate and, furthermore, agree that venue in the State of Delaware for any such dispute is appropriate.
This Guaranty may be executed and accepted in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement. This Guaranty is entered into for the sole and exclusive benefit of the Client and its successors and assigns permitted under the IAA, and no other Person shall have any rights with respect hereto. Notwithstanding any other provision of this Guaranty, the Guarantor hereby agrees that this Guaranty constitutes a legal, valid and binding agreement of the Guarantor and its successors and permitted assigns, and is enforceable against the Guarantor and its successors and permitted assigns by the Client, in accordance with its terms.
If a court of competent jurisdiction shall hold any provision of this Guaranty to be invalid, illegal or unenforceable with respect to a party, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired with respect to any party nor shall the validity, legality and enforceability of such offending provision be affected or impaired with respect to any other party.

Very truly yours,

[•]

_______________________________________

41131889.18